SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant x Filed by a Party other than the Registrant Check the appropriate box:

    Preliminary Proxy Statement        Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       NORTON DRILLING SERVICES, INC.
              (Name of Registrant as Specified in its Charter)

                       NORTON DRILLING SERVICES, INC.
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         No fee required.

         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  Common Stock of Norton Drilling Services, Inc.

         (2) Aggregate number of securities to which transaction applies:

                  5,235,074

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  3.00 (average of the bid and asked price of Norton Drilling Common Stock on the OTC Bulletin Board on June 3, 1999)

         (4) Proposed maximum aggregate value of transaction:

                  $15,705,222

         (5) Total fee paid:

                  $3,142

[X] Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

                  $4,366.06

         (2)  Form, Schedule or Registration Statement No.:

                  Form S-4: No. 333-80095

         (3)  Filing Party:

                  UTI Energy Corp.

         (4)  Date Filed:

                  June 7, 1999

UTI ENERGY CORP.                                  NORTON DRILLING SERVICES, INC.
                             ---------------------
                           PROXY STATEMENT/PROSPECTUS
 SPECIAL MEETING OF NORTON DRILLING SERVICES, INC. STOCKHOLDERS TO BE HELD JULY
                                    26, 1999
                             ---------------------

                                UTI ENERGY CORP.
                   (COMMON STOCK, PAR VALUE $.001 PER SHARE)

     UTI Energy Corp. and Norton Drilling Services, Inc. are providing this proxy statement/prospectus to the Norton Drilling stockholders in connection with a solicitation of proxies by the Norton Drilling Board of Directors for approval and adoption of a merger agreement and the related proposed merger of a wholly-owned subsidiary of UTI with and into Norton Drilling.

     Under the terms of the merger, UTI will issue to the Norton Drilling stockholders .2631579 of a share of UTI common stock in exchange for each share of Norton Drilling common stock.

     UTI common stock trades on the American Stock Exchange under the symbol "UTI" and Norton Drilling common stock trades on the OTC Bulletin Board under the symbol "NORT". On June 16, 1999, the closing sale price for UTI common stock on the American Stock Exchange was $16.50, and the closing sale price for Norton Drilling common stock on the OTC Bulletin Board was $4.00.

     This proxy statement/prospectus and the related materials, including copies of Norton Drilling's latest annual and quarterly reports, are first being mailed to the Norton Drilling stockholders on or about June 21, 1999.
                             ---------------------

   AN INVESTMENT IN UTI COMMON STOCK AFTER THE MERGER INVOLVES CERTAIN RISKS.
                         SEE "RISK FACTORS" ON PAGE 4.
                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THIS TRANSACTION OR THE SHARES OF UTI COMMON STOCK TO BE ISSUED IN CONNECTION WITH THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 June 18, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
WHERE TO FIND MORE INFORMATION..............................   ii
QUESTIONS AND ANSWERS ABOUT THE MERGER......................   iv
SUMMARY.....................................................    1
  The Companies.............................................    1
  Special Meeting; Record Date and Vote Required............    1
  The Merger................................................    1
RISK FACTORS................................................    4
FORWARD LOOKING INFORMATION.................................    7
SELECTED FINANCIAL DATA OF UTI AND NORTON DRILLING..........    8
  Selected Consolidated Historical Financial Data of UTI....    8
  Selected Consolidated Historical Financial Data of Norton
     Drilling...............................................    9
  Comparative Per Share Information.........................   10
  Comparative Market Value Information......................   11
SPECIAL MEETING.............................................   12
  Date, Time and Place of Special Meeting...................   12
  Purpose of the Special Meeting............................   12
  Solicitation of Proxies...................................   12
  Record Date; Voting Rights; Proxies.......................   12
  Quorum; Vote Required.....................................   13
  Other Matters.............................................   13
THE MERGER..................................................   13
  Background of the Merger..................................   13
  Recommendation of the Norton Drilling Board; Norton
     Drilling's Reasons for the Merger......................   15
  Opinion of Norton Drilling's Financial Advisor............   16
  Anticipated Accounting Treatment..........................   19
  Federal Securities Laws Consequences......................   19
  Stock Exchange Listing....................................   19
  Dissenters' Rights........................................   19
  Regulatory Approval.......................................   19
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......   20
TERMS OF THE MERGER AGREEMENT...............................   22
  General...................................................   22
  Effective Time............................................   22
  Exchange of Norton Drilling Common Stock..................   22
  Representations and Warranties............................   22
  Conduct of Business by Norton Drilling....................   22
  No Solicitation...........................................   23
  Certain Other Covenants...................................   24
  Conditions to the Merger..................................   25
  Termination...............................................   26
  Amendments and Waivers....................................   28
COMPARATIVE PER SHARE PRICES AND DIVIDENDS..................   29
COMPARISON OF RIGHTS OF STOCKHOLDERS OF UTI AND NORTON
  DRILLING..................................................   29
OTHER MATTERS...............................................   33
LEGAL MATTERS...............................................   34
EXPERTS.....................................................   34
FUTURE STOCKHOLDER PROPOSALS................................   34
EXHIBIT A -- MERGER AGREEMENT...............................    A
EXHIBIT B -- FAIRNESS OPINION OF HOULIHAN LOKEY HOWARD &
             ZUKIN..........................................    B

                         WHERE TO FIND MORE INFORMATION

     We (meaning both UTI and Norton) file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings also are available to the public from commercial document retrieval services and at the World Wide Web site maintained by the SEC at http://www.sec.gov.

     UTI filed a registration statement on Form S-4 to register with the SEC the UTI common stock to be issued in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a UTI prospectus in addition to being a Norton Drilling proxy statement for the special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document we filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/ prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that we have filed previously with the SEC. These documents contain important information about us and our finances.

          UTI SEC FILINGS (FILE NO. 001-12542)                         PERIOD/DATE
          ------------------------------------                         -----------
Annual Report on Form 10-K and Amendment No. 1 on Form
  10-K/A                                                   Fiscal year ended December 31, 1998
Quarterly Report on Form 10-Q                              Quarter ended March 31, 1999
Current Report on Form 8-K                                 Filed on March 4, 1999
Registration Statement on Form 8-A                         Filed on March 4, 1999
Registration Statement on Form 8-A                         Filed on November 8, 1993

NORTON DRILLING SEC FILINGS (FILE NO. 0-15784)                         PERIOD/DATE
----------------------------------------------                         -----------
Annual Report on Form 10-K                                 Fiscal year ended November 30, 1998
Quarterly Report on Form 10-Q                              Quarter ended February 28, 1999
Proxy Statement relating to Norton Drilling's Annual
  Meeting                                                  Filed on January 6, 1999

     We also are incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the special meeting.

     If you make a written or oral request to us, we will provide you without charge a copy of this proxy statement/prospectus and a copy of any or all of the documents incorporated by reference in this proxy statement/prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates. You should direct your written or oral requests for copies of this proxy statement/prospectus and documents that UTI has incorporated by reference to:

                                UTI Energy Corp.
                       16800 Greenspoint Park, Suite 225N
                              Houston, Texas 77060
                              Attention: Secretary
                                 (281) 873-4111

You should direct your written or oral requests for copies of this proxy statement/prospectus and documents that Norton Drilling has incorporated by reference to:

                         Norton Drilling Services, Inc.
                       5211 Brownfield Highway, Suite 230
                              Lubbock, Texas 79407
                            Attention: David Ridley
                                 (806) 785-8400

TO OBTAIN TIMELY DELIVERY, YOU MUST MAKE A WRITTEN OR ORAL REQUEST FOR A COPY OF SUCH INFORMATION BY JULY 21, 1999.

     We have not authorized any person to make statements regarding the matters contained in this proxy statement/prospectus other than those contained herein or in the documents incorporated by reference herein. You should not rely on any unauthorized statements. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities, nor does it constitute the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this proxy statement/ prospectus, except as so modified or superseded.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     Q: WHY ARE UTI AND NORTON DRILLING PROPOSING TO MERGE?

     A: UTI and Norton Drilling are both engaged in the onshore contract drilling industry, and the companies believe that the merger will create opportunities for cost savings and synergies. By synergies we mean that the companies will be able to sell to one another's customers and offer customers a more comprehensive product line.

     For Norton Drilling stockholders, the merger means that they will have an interest in a larger, more diversified company. They also should receive a significant premium for their shares over the value of the Norton Drilling common stock on April 26, 1999, the date the companies publicly announced the merger.

     Q: WHAT WILL NORTON DRILLING STOCKHOLDERS RECEIVE IN THE MERGER?

     A: Norton Drilling stockholders will receive .2631579 of a share of UTI common stock in exchange for each share of their Norton Drilling common stock. UTI will pay cash instead of the distribution of fractional shares of UTI common stock. Based upon the closing prices of the UTI common stock and Norton Drilling common stock on the last trading day before the public announcement of the merger, this exchange ratio represents a 128% premium over the trading value of the Norton Drilling common stock on such date.

     Q: WHAT SHOULD I DO NOW?

     A: After reading this document carefully, you should complete, sign and date your proxy card and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting. THE NORTON DRILLING BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE NORTON DRILLING STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     You should not send in your share certificates now. After the merger is completed, UTI will send you written instructions for exchanging your share certificates.

     Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

     Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

     A: Yes, you may change your vote by sending in a later-dated, signed proxy card to the Secretary of Norton Drilling before the special meeting or by attending the special meeting and voting in person.

     Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

     A: You also will be asked to allow Norton Drilling to adjourn the special meeting to solicit additional votes if we have not received the required votes by the time of the special meeting. We do not expect to ask you to vote on any other matters at the special meeting.

     Q: WHOM SHOULD I CALL WITH QUESTIONS?

     A: If you have any questions about the merger, or if you would like copies of any of the documents referred to or incorporated by reference in this proxy statement/prospectus, please call David Ridley of Norton Drilling at (806) 785-8400. See also "Where to Find More Information."

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the merger and related transactions, you should read carefully this entire proxy statement/prospectus and the documents to which we refer. References to "we" or "us" in this proxy statement/prospectus refer to both UTI Energy Corp. and Norton Drilling Services, Inc.

                                 THE COMPANIES

     UTI Energy Corp. UTI is a leading provider of onshore contract drilling services to exploration and production companies and operates one of the largest land drilling rig fleets in the United States. UTI's drilling operations are concentrated primarily in the prolific oil and natural gas producing basins of New Mexico, Oklahoma and Texas. UTI's rig fleet consists of 104 land drilling rigs that are well suited to the requirements of its markets. UTI also provides pressure pumping services in the Appalachian Basin.

     UTI's principal executive offices are located at 16800 Greenspoint Park, Suite 225N, Houston, Texas 77060, and its telephone number is (281) 873-4111.

     Norton Drilling Services, Inc. Norton Drilling operates 16 oil and gas drilling rigs and provides contract drilling services to the oil and natural gas industry, primarily in the Permian Basin of west Texas and eastern New Mexico, the Green River Basin and the Overthrust Belt in the Rocky Mountains.

     Norton Drilling's principal executive offices are located at 5211 Brownfield Highway, Suite 230, Lubbock, Texas 79407, and its telephone number is
(806) 785-8400.

                 SPECIAL MEETING; RECORD DATE AND VOTE REQUIRED

     Meeting Date. The meeting of the Norton Drilling stockholders will be held at 10:00 a.m., local time, on Monday, July 26, 1999, at The Lyon Room of the Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060. The purpose of the meeting is to consider and vote upon the approval and adoption of the merger agreement and the merger.

     Record Date. The record date for the Norton Drilling stockholders entitled to receive notice of and to vote at the special meeting is the close of business on May 28, 1999. On that date, there were 4,934,321 shares of Norton Drilling common stock outstanding and entitled to vote.
     Stockholder Vote Required. To approve and adopt the merger agreement and the merger, a majority of the outstanding shares of Norton Drilling common stock at a meeting at which a quorum is present is required to vote in favor of the approval and adoption of the merger agreement and the merger. On May 28, 1999, the directors and executive officers of Norton Drilling and their affiliates owned approximately 23% of the outstanding shares of Norton Drilling common stock.

                                   THE MERGER

     What Norton Drilling Stockholders Will Receive. UTI will issue to the Norton Drilling stockholders .2631579 of a share of UTI common stock in exchange for each share of their Norton Drilling common stock. UTI will pay the Norton Drilling stockholders cash instead of any fractional shares of UTI common stock. Based upon the closing prices of the UTI common stock and Norton Drilling common stock on the last trading day before the public announcement of the merger, this exchange ratio represents a 128% premium over the trading value of the Norton Drilling common stock on such date.

     Recommendation to Norton Drilling Stockholders. THE NORTON DRILLING BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF NORTON DRILLING AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE NORTON DRILLING STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

     Regulatory Approval. Other than the filing of a merger certificate with the Delaware Secretary of State and approval of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of

1976, as amended, the merger is not subject to any federal or state regulatory requirements.

     No Dissenters' Rights. The Norton Drilling stockholders do not have dissenters' rights of appraisal or other rights to demand fair value for their shares in cash by reason of the merger.

     Certain Federal Income Tax Consequences. We will complete the merger only if we receive legal opinions to the effect that, among other things, the merger qualifies as a tax-free reorganization and Norton Drilling's stockholders will recognize no gain or loss as a result of the merger (except for cash they receive instead of fractional shares).

     Tax matters are complicated, and the tax consequences of the proposed merger to you will depend on the facts of your own situation. You should consult your own tax advisors for a full understanding of the tax consequences to you of the merger.

     Conditions to the Merger. We will complete the merger only if certain conditions, including those listed below, are satisfied or waived:

     - The Norton Drilling stockholders approve and adopt the merger agreement and the merger.

     - We receive all required material governmental approval and other consents.

     - The American Stock Exchange authorizes the listing of the shares of UTI common stock to be issued in the merger.

     - We receive appropriate legal opinions with respect to the tax-free nature of the merger.

     We may waive various merger conditions. If Norton Drilling waives any material conditions to closing the merger, it will provide its stockholders supplemental disclosure of such waiver and a reasonable opportunity to change their votes.

     Termination of the Merger. We mutually may agree to terminate the merger agreement without completing the merger. Either UTI or Norton Drilling may terminate the merger agreement and decide not to complete the merger if:

     - We do not complete the merger by December 31, 1999 through no fault of the party seeking not to proceed with the merger;

     - Legal restraints prevent the merger;

     - The Norton Drilling stockholders do not approve the merger; or
     - The other party breaches in a material way its representations, warranties or covenants.

     In addition, UTI or Norton Drilling may terminate the merger agreement if the Norton Drilling Board of Directors withdraws or adversely modifies its approval or recommendation of the merger agreement and the merger or recommends a business combination transaction with a business entity other than UTI.

     Termination Fee and Expenses. Norton Drilling may be required to pay to UTI a termination fee of $1 million or up to $400,000 of UTI's out-of-pocket expenses if the merger agreement is terminated. UTI may be required to pay to Norton Drilling a termination fee of $125,000 or $250,000 and an additional amount of up to $250,000 of Norton Drilling's out-of-pocket expenses if the merger agreement is terminated.

     The termination fee may have the effect of discouraging persons who might be interested in entering into a business combination with Norton Drilling from proposing a business combination transaction. This may be so even where the consideration the Norton Drilling stockholders would receive in the other transaction would exceed the consideration they would receive in the merger.

     Anticipated Accounting Treatment. UTI expects the merger to be accounted for using the purchase method of accounting. Under the purchase method of accounting, UTI will record the assets and liabilities on UTI's balance sheet at their estimated fair market values on the date of the merger.

     Opinion of Norton Drilling's Financial Advisor. Norton Drilling's financial advisor, Houlihan Lokey Howard & Zukin, has given a written opinion to the Norton Drilling Board of Directors as to the fairness, from a financial point of view, of the number of shares of UTI common stock to be issued to the Norton Drilling stockholders in the merger. The full text of this written opinion is attached to the back of this proxy statement/prospectus as Exhibit B and you should read it carefully in its entirety. HOULIHAN LOKEY HOWARD & ZUKIN'S OPINION IS DIRECTED TO THE NORTON DRILLING BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NORTON DRILLING STOCKHOLDER AS TO WHETHER TO VOTE FOR OR AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     Interests of Norton Drilling Officers and Directors in the Merger. When considering the recommendation of the Norton Drilling Board of Directors, you should be aware that certain Norton Drilling officers and directors have interests and arrangements that may be different from your interests as stockholders, including the following:

     - On the first day following the public announcement of the merger agreement, Norton Drilling granted options to purchase 114,000 shares of Norton Drilling common stock to each of S. Howard Norton, III, President of Norton Drilling, and John W. Norton, Chief Operating Officer of Norton Drilling. At the time of the merger, each of these option grants will convert into options to purchase 30,000 shares of UTI common stock.

     - In connection with the closing of the merger, Norton Drilling will pay to each of S. Howard Norton, III and John W. Norton $40,000 as a bonus for their remaining as Norton Drilling employees.

     - Immediately prior to the completion of the merger, Norton Drilling will amend its employment agreement with Sherman H. Norton, Jr., Chairman of the Board of Norton Drilling, to eliminate any requirement that he provide any services to Norton Drilling, UTI or any of their subsidiaries following the merger. In connection with the merger, Norton Drilling also will enter into a consulting/ employment agreement with Sherman H. Norton, Jr. that will require UTI to pay him a $25,000 fee, but that agreement will not require him to provide any services to UTI, Norton Drilling or any of their subsidiaries.

     Irrevocable Proxies. Each of Sherman H. Norton, Jr., S. Howard Norton, III, John W. Norton and The Norton Family Trust has granted to UTI an irrevocable proxy to vote the shares of Norton Drilling common stock owned by each of them
(a) in favor of the approval of the merger agreement and the consummation of all other transactions contemplated thereby and (b) against any "superior proposal" as defined in the merger agreement or any action or agreement that would be against the merger agreement terms. These stockholders collectively own approximately 18% of the currently outstanding shares of Norton Drilling common stock.

     Norton Drilling Market Price Information. Norton Drilling common stock is listed on the OTC Bulletin Board. On April 26, 1999, the last full trading day before we publicly announced the proposed merger, Norton Drilling common stock closed at $1.13 per share and the high and low trading prices on such date were $1.125 and $1.0625, respectively.

     UTI Market Price Information. UTI common stock is listed on the American Stock Exchange. On April 26, 1999, the last full trading day before we publicly announced the proposed merger, UTI common stock closed at $9.81 per share and the high and low trading prices on such date were $10.50 and $9.75, respectively.

     Listing of UTI Common Stock. UTI has applied to list the UTI common stock to be issued to the Norton Drilling stockholders pursuant to the merger agreement on the American Stock Exchange under the symbol "UTI".

                                  RISK FACTORS

     An investment in the UTI common stock offered by this proxy statement/prospectus involves a high degree of risk. Before you decide to invest in the UTI common stock offered by this proxy statement/ prospectus, you should consider carefully the following factors, together with the information contained or incorporated by reference in this proxy statement/prospectus.

NORTON DRILLING STOCKHOLDERS MAY RECEIVE LESS VALUE THAN THEY CURRENTLY
ANTICIPATE

     If the trading price of UTI common stock decreases between the date of the Norton Drilling stockholders meeting and the date of the merger, the value of the shares of UTI common stock that the Norton Drilling stockholders will receive in the merger will be less than they may currently anticipate. The Norton Drilling stockholders will receive in the merger .2631579 of a share of UTI common stock for each share of their Norton Drilling common stock. Since the number of shares of UTI common stock that UTI will issue to the Norton Drilling stockholders is fixed, the market value of the consideration the Norton Drilling stockholders will receive in the merger will fluctuate as the market price of the UTI common stock changes.

THE COMPANIES MAY NOT REALIZE THE BENEFITS OF THE MERGER THAT THEY ARE EXPECTING

     UTI may not succeed in realizing the expected benefits from integrating the UTI and Norton Drilling businesses. Although UTI and Norton Drilling expect that the merger will result in benefits such as operating efficiencies, cost savings and other synergies, achieving these benefits depends in part on successfully integrating the businesses of UTI and Norton Drilling.

THE RECEIPT OF THE UTI COMMON STOCK IN THE MERGER MAY BE TAXABLE

     If the United States Internal Revenue Service determines that the issuance of the shares of UTI common stock that UTI will issue in the merger is not tax free, the Norton Drilling stockholders will be taxed based on the value of the shares of UTI common stock they receive. Although the merger is conditioned on the receipt of opinions of counsel to UTI and Norton Drilling that the issuance of the shares of UTI common stock that UTI will issue to the Norton Drilling stockholders will be tax free, those opinions are not binding on the IRS.

THE VOLATILITY OF THE OIL AND GAS INDUSTRY MAY HAVE AN ADVERSE IMPACT ON UTI'S OPERATIONS

     A material decline in oil or natural gas prices or land drilling activity in the United States could have a material adverse effect on UTI's results of operations and financial condition. Demand and prices for UTI's services depend upon the level of activity in the onshore oil and natural gas exploration and production industry in the United States, which in turn depends on numerous factors over which UTI has no control, including the following:

     - the level of oil and natural gas prices, expectations about future oil and natural gas prices and the ability of the Organization of Petroleum Exporting Countries to set and maintain production levels and prices,

     - the cost of exploring for, producing and delivering oil and natural gas,

     - the level and price of foreign oil and natural gas imports,

     - the discovery rate of new oil and natural gas reserves,

     - available pipeline and other oil and natural gas transportation capacity,

     - worldwide weather conditions,

     - international political, military, regulatory and economic conditions and

     - the ability of oil and natural gas companies to raise capital.

     The level of drilling activity in the onshore oil and natural gas exploration and production industry in the United States has been volatile. UTI cannot assure you that current levels of oil and natural gas exploration activities in UTI's markets will continue or that demand for UTI's services will correspond to the level of activity in the industry generally. Further, any material changes in the demand for or supply of oil and natural gas could materially impact the demand for UTI's services. UTI expects oil and natural gas prices to continue to be volatile and to affect the demand for and pricing of UTI's services.

DECREASED DEMAND OR REDUCED PRICES UTI RECEIVES FOR ITS LAND CONTRACT DRILLING SERVICES COULD MATERIALLY ADVERSELY AFFECT UTI'S FINANCIAL CONDITION

     Any significant decrease in demand for, or the prices received for, UTI's services could have a material adverse effect on UTI's results of operations and financial condition. An oversupply of drilling rigs and a large number of drilling contractors have affected adversely the United States land drilling industry for many years. These conditions have resulted in depressed day rates and substantial competition for available contracts. UTI cannot predict either the future level of demand for its contract drilling services or future conditions in the land contract drilling services industry.

THE FAILURE OF UTI TO SUCCESSFULLY EFFECT AND IMPLEMENT ITS ACQUISITION STRATEGY COULD HAVE A NEGATIVE IMPACT ON UTI'S OPERATIONS

     Any failure by UTI to successfully effect and implement its acquisition strategy could have a material adverse effect on UTI's future results of operations and financial condition. UTI cannot assure you that suitable acquisition candidates can be found, and UTI faces increased competition from other companies for available acquisition opportunities. UTI may find fewer acceptable acquisition opportunities if the prices buyers of drilling rigs are willing to pay continue to rise. UTI may elect or be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities or convertible securities in connection with any such acquisitions. Additional debt service requirements could represent a significant burden on UTI's results of operations and financial condition, and the issuance of additional equity or convertible securities could result in dilution to its stockholders. In addition, UTI cannot assure you that it will successfully integrate the operations and assets of Norton Drilling or any future acquisition with UTI's own operations and assets, that UTI's management will be able to manage effectively the growth and increased size of UTI or that UTI will be successful in deploying idle or stacked rigs that it acquires or in maintaining the crews and market share attributable to operable drilling rigs that it acquires.

UTI OPERATES IN A HIGHLY COMPETITIVE INDUSTRY, WHICH INCLUDES COMPETITORS WITH GREATER FINANCIAL RESOURCES

     Some of UTI's competitors have greater financial resources than UTI, which may enable them to better withstand industry downturns, to compete more effectively on the basis of price, to acquire existing rigs or to build new rigs. The contract drilling, workover and well servicing industry in which UTI operates is a highly-fragmented, intensely competitive and cyclical business. Since 1982, the decline and continued instability in oil and natural gas prices has impacted severely the contract drilling business. The supply of available rigs exceeds the demand for those rigs, which has resulted in substantial industry competition. Competition for services in a particular market is based on price, location, type and condition of available equipment and quality of service. A number of large and small contractors provide competition for drilling contracts in all areas of UTI's business. In addition, certain competitors are present in more than one of those areas and drilling rigs are mobile and can be moved from one region to another in response to market conditions.

UTI MAY INCUR LOSSES IN CONNECTION WITH ITS FOOTAGE AND TURNKEY CONTRACTS

     UTI cannot assure you that it will not incur losses on turnkey and footage contracts in the future. UTI performs drilling services pursuant to footage and turnkey drilling contracts under which it agrees to drill a well to a specified depth for a fixed price. The risks associated with a turnkey or footage contract are greater than on a well drilled on a dayrate basis because in a turnkey or footage contract the contractor assumes most of the risks associated with drilling operations generally assumed by the operator in a dayrate contract, including the risk of blowout, loss of hole, stuck drill string, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors' services, supplies and personnel.

     As of March 31, 1999, UTI had approximately 50% of its operating rigs under footage or turnkey contracts. Under such contracts, UTI does not receive payment unless the well is drilled to the specified depth, and UTI must bear the costs of performing drilling services until the well has been drilled. Accordingly, UTI typically invests working capital in footage and turnkey projects prior to receiving payment for its services. In addition, profitability of the contract is dependent upon keeping expenses within the estimates UTI uses in determining the contract price and completing the contracts on schedule.

UTI'S OPERATIONS ARE SUBJECT TO OPERATING HAZARDS AND UNINSURED RISKS

     UTI cannot assure you that its insurance or contractual indemnity protection will be sufficient or effective under all circumstances or against all hazards to which it may be subject. The occurrence of a significant event for which UTI is not fully insured or indemnified or the failure of a UTI customer to meet its indemnification obligations could have a material adverse effect on UTI's results of operations and financial condition. UTI also cannot assure you that it will be able to maintain insurance in the future at rates that it considers reasonable. UTI's drilling operations and fleet are subject to the many hazards inherent in the onshore drilling industry, such as blowouts, explosions, cratering, well fires and spills. These hazards can result in personal injury and loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. UTI maintains insurance protection as it deems appropriate. Such insurance coverage, however, may not provide sufficient funds in all situations to protect UTI from all liabilities that could result from its operations, and UTI's claims will be subject to various retentions and deductibles. UTI generally seeks to obtain indemnity agreements whenever possible from its customers requiring them to hold UTI harmless if loss of production or reservoir damage occurs. Even when UTI obtains contractual indemnification, however, the customer may not maintain adequate insurance to support such indemnification.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS COULD ADVERSELY IMPACT UTI'S OPERATIONS AND FINANCIAL CONDITION

     The application of environmental laws and regulations or the adoption of new laws or regulations could have a material adverse effect on UTI and its business. UTI is subject to numerous domestic governmental regulations that relate directly or indirectly to its operations. These regulations include those controlling the discharge of materials into the environment, requiring removal and cleanup under certain circumstances, or otherwise relating to the protection of the environment. For example, UTI may be liable for damages and for the cost of removing oil spills for which it is held responsible and for which it is not insured or contractually indemnified. Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose "strict liability" and render a company liable for environmental damage without regard to negligence or fault on the part of such company. Such laws and regulations may expose UTI to liability for the conduct of, or conditions caused by, others, or for UTI's acts that were in compliance with all applicable laws at the time such acts were performed.

     While UTI generally has been able to obtain some degree of contractual indemnification from its customers in most of its dayrate drilling contracts against pollution and environmental damages, UTI cannot assure you that such indemnification will be enforceable in all instances, that the customer will be financially able in all cases to comply with its indemnity obligations or that UTI will be able to obtain such indemnification agreements in the future. No such indemnification is typically available for footage or turnkey contracts.

     Although UTI also maintains insurance coverage against certain environmental liabilities, including pollution caused by sudden and accidental oil spills, it cannot assure you that it will continue to be able to secure or carry this insurance or, if UTI were able to secure and carry it, that it will be adequate to cover its liability in all circumstances.

UTI DOES NOT INTEND TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE

     UTI has not declared or paid any cash dividends on the UTI common stock and currently anticipates that, for the foreseeable future, it will retain any earnings for the development of its business. Accordingly, UTI does not contemplate declaring or paying cash dividends on the UTI common stock. In addition, UTI's existing credit arrangements with its bank lender prohibit UTI's payment of cash dividends and its 12% Senior Subordinated Notes due 2001 limit cash dividends and restricted payments.

                          FORWARD LOOKING INFORMATION

     Certain statements contained in or incorporated by reference into this proxy statement/prospectus are "forward looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward looking statements involve risks and uncertainties. In particular, any statements regarding the benefits of the merger, as well as expectations with respect to future sales and operating efficiencies, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of UTI and Norton Drilling, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among other things, the factors discussed in "Risk Factors."

               SELECTED FINANCIAL DATA OF UTI AND NORTON DRILLING

     In the table below, we provide you with summary historical financial data of UTI and Norton Drilling. We have prepared this information using UTI's audited consolidated financial statements for each year in the five year period ended December 31, 1998 and unaudited three-month periods ended March 31, 1999 and 1998 and using Norton Drilling's audited consolidated financial statements for each year in the five year period ended November 30, 1998 and unaudited three-month periods ended February 28, 1999 and 1998.

     When you read this summary historical financial data, it is important that you read along with it the historical financial statements and related notes in the annual and quarterly reports we filed with the SEC, as well as the section of the annual and quarterly reports titled "Management's Discussion and Analysis of Financial Condition and Results of Operations." See "Where to Find More Information".

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF UTI

                             THREE MONTHS ENDED
                                  MARCH 31,                    YEARS ENDED DECEMBER 31,
                             -------------------   -------------------------------------------------
                               1999       1998       1998       1997      1996      1995      1994
                             --------   --------   --------   --------   -------   -------   -------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenue....................  $ 32,536   $ 48,317   $186,157   $182,437   $97,301   $40,124   $36,275
                             ========   ========   ========   ========   =======   =======   =======
Gross profit...............  $  6,629   $ 12,927   $ 48,285   $ 46,081   $19,044   $ 7,439   $ 8,418
Selling, general and
  administrative
  expenses.................     2,724      2,728     11,844     11,154     7,627     5,092     4,888
Provision for bad debts....       292        429      1,143        623       141       (10)       70
Other charge...............       260         --        785         --        --        --        --
Depreciation and
  amortization.............     5,834      3,801     19,529     11,075     4,292     2,552     2,302
                             --------   --------   --------   --------   -------   -------   -------
Operating income (loss)....    (2,481)     5,969     14,984     23,229     6,984      (195)    1,158
Other income...............     3,081        750      1,934      1,235     1,341       293       461
Interest expense...........    (1,028)      (879)    (3,815)    (4,330)   (1,148)     (265)     (260)
                             --------   --------   --------   --------   -------   -------   -------
Income (loss) from
  continuing operations
  before income taxes......      (428)     5,840     13,103     20,134     7,177      (167)    1,359
Income taxes (benefits)....      (172)     2,293      5,235      7,609     2,324      (592)      293
                             --------   --------   --------   --------   -------   -------   -------
Income (loss) from
  continuing operations....  $   (256)  $  3,547   $  7,868   $ 12,525   $ 4,853   $   425   $ 1,066
                             ========   ========   ========   ========   =======   =======   =======
Income (loss) from
  continuing operations per
  common share
  Basic....................  $  (0.02)  $   0.22   $   0.49   $   0.96   $  0.46   $  0.04   $  0.11
                             ========   ========   ========   ========   =======   =======   =======
  Diluted..................  $  (0.02)  $   0.21   $   0.47   $   0.83   $  0.42   $  0.04   $  0.11
                             ========   ========   ========   ========   =======   =======   =======
Average common shares
  outstanding
  Basic....................    16,211     16,151     16,070     13,083    10,448     9,899     9,732
  Diluted..................    16,469     17,256     16,891     15,069    11,439     9,899     9,732
BALANCE SHEET DATA:
Working capital............  $ 33,027   $ 57,872   $ 20,638   $ 70,452   $ 5,761   $ 5,427   $ 8,179
Total assets...............   232,450    197,884    232,067    208,987    61,870    33,990    22,474
Long-term debt, less
  current portion..........    31,840     23,575     31,721     23,458    14,658     8,701     2,211
Shareholders' equity.......   145,587    139,462    144,146    137,620    22,696    14,990    13,745

       SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF NORTON DRILLING

                                                     THREE MONTHS
                                                         ENDED
                                                     FEBRUARY 28,                 YEARS ENDED NOVEMBER 30,
                                                   -----------------   -----------------------------------------------
                                                    1999      1998      1998      1997      1996      1995      1994
                                                   -------   -------   -------   -------   -------   -------   -------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenues.........................................  $ 5,144   $ 9,510   $28,740   $35,841   $26,732   $20,646   $21,122
                                                   =======   =======   =======   =======   =======   =======   =======
Gross profit.....................................  $ 1,132   $ 2,444   $ 6,349   $ 7,337   $ 3,236   $ 1,786   $ 2,335
Selling, general and administrative expenses.....      444       455     1,848     1,326     1,471       978       948
Other............................................       --         3         8         6        16       183        52
Depreciation and amortization....................      773       750     2,913     2,084     1,187     1,224     1,142
                                                   -------   -------   -------   -------   -------   -------   -------
Operating income (loss)..........................      (85)    1,236     1,580     3,921       562      (599)      193
Other income.....................................       23       211       222       338       369       130        44
Interest expense.................................     (144)     (123)     (484)     (561)     (393)     (399)     (406)
                                                   -------   -------   -------   -------   -------   -------   -------
Income (loss) from continuing operations before
  income taxes and discontinued operations.......     (206)    1,324     1,318     3,698       538      (868)     (169)
Income tax expense (benefit).....................      (53)      500       491     1,489        --        --        10
                                                   -------   -------   -------   -------   -------   -------   -------
Income (loss) from continuing operations.........     (153)      824       827     2,209       538      (868)     (179)
Income (loss) from discontinued operations.......       --        --        --       253     2,893    (1,526)   (6,321)
                                                   -------   -------   -------   -------   -------   -------   -------
Net income (loss)................................  $  (153)  $   824   $   827   $ 2,462   $ 3,431   $(2,394)  $(6,500)
                                                   =======   =======   =======   =======   =======   =======   =======
Net income (loss) per common share
  Basic:
    Income (loss) from continuing operations.....  $ (0.03)  $  0.17   $  0.17   $  0.48   $  0.12   $ (0.19)  $ (0.04)
    Income (loss) from discontinued operations...       --        --        --      0.05      0.62     (0.33)    (1.39)
                                                   -------   -------   -------   -------   -------   -------   -------
    Net income (loss)............................  $ (0.03)  $  0.17   $  0.17   $  0.53   $  0.74   $ (0.52)  $ (1.43)
                                                   =======   =======   =======   =======   =======   =======   =======
  Diluted:
    Income (loss) from continuing operations.....  $ (0.03)  $  0.16   $  0.17   $  0.45   $  0.12   $ (0.19)  $ (0.04)
    Income (loss) from discontinued operations...       --        --        --      0.05      0.59     (0.33)    (1.39)
                                                   -------   -------   -------   -------   -------   -------   -------
    Net income (loss)............................  $ (0.03)  $  0.16   $  0.17   $  0.50   $  0.71   $ (0.52)  $ (1.43)
                                                   =======   =======   =======   =======   =======   =======   =======
Average common shares outstanding
  Basic..........................................    4,934     4,928     4,931     4,651     4,673     4,592     4,522
  Diluted........................................    4,934     5,035     5,011     4,967     4,903     4,592     4,522
BALANCE SHEET DATA:
Working capital (deficit)........................  $   476   $ 1,619   $    98   $  (510)  $(2,030)  $(7,040)  $(4,125)
Total assets.....................................   19,117    19,858    20,003    19,763    16,473    13,004    13,007
Long-term debt, less current portion.............    3,243     3,554     3,404     2,634     3,363       763     1,587
Stockholders' equity.............................    8,482     8,627     8,636     7,802     4,657     1,313     3,572

                       COMPARATIVE PER SHARE INFORMATION

     The following table sets forth certain historical book value per share and earnings per share for UTI common stock and Norton Drilling common stock. The table also reflects the equivalent per share earnings and book value with respect to one share of Norton Drilling common stock on a pro forma basis for the merger. You also should read the separate historical consolidated financial statements of UTI and Norton Drilling and the related notes included or incorporated by reference in this proxy statement/prospectus. Information relating to UTI's most recent fiscal year end relates to information as of and for the twelve month period ended December 31, 1998, and information relating to Norton Drilling's most recent fiscal year end relates to information as of and for the twelve month period ended November 30, 1998. Information relating to UTI's most recent quarter end relates to information as of and for the three month period ended March 31, 1999, and information relating to Norton Drilling's most recent quarter end relates to information as of and for the three month period ended February 28, 1999. Neither UTI nor Norton Drilling has declared any cash dividends during the periods presented.

                                                                   AT              AT
                                                               MOST RECENT     MOST RECENT
                                                             FISCAL YEAR END   QUARTER END
                                                             ---------------   -----------
Book value per share
  UTI historical...........................................      $ 9.00          $ 8.83
  Norton Drilling historical...............................        1.81            1.70
  UTI/Norton Drilling pro forma combined...................        9.83            9.63
  Norton Drilling pro forma equivalent(1)..................        2.59            2.53

                                                                 FOR THE         FOR THE
                                                               MOST RECENT     MOST RECENT
                                                             FISCAL YEAR END   QUARTER END
                                                             ---------------   -----------
Net income (loss) per share
  UTI historical -- basic..................................       $0.49          $(0.02)
  UTI historical -- diluted................................        0.47           (0.02)
  Norton Drilling historical -- basic......................        0.17           (0.03)
  Norton Drilling historical -- diluted....................        0.17           (0.03)
  UTI/Norton Drilling pro forma combined -- basic..........        0.53           (0.01)
  UTI/Norton Drilling pro forma combined -- diluted........        0.50           (0.01)
  Norton Drilling pro forma equivalent -- basic(1).........        0.14           (0.00)
  Norton Drilling pro forma equivalent -- diluted(1).......        0.13           (0.00)

---------------

(1) The Norton Drilling pro forma equivalents are calculated by multiplying the unaudited combined per share data by .2631579 (the exchange ratio for the merger).

                      COMPARATIVE MARKET VALUE INFORMATION

     The following table sets forth:

     - the closing prices per share and aggregate market values of UTI common stock and Norton Drilling common stock on April 26, 1999, the last trading day prior to the public announcement of the proposed merger, and on June 16, 1999, the most recent date for which prices were available prior to printing this proxy statement/prospectus; and

     - the equivalent price per share and equivalent market values of Norton Drilling common stock, based on the exchange ratio.

     UTI common stock is traded on the American Stock Exchange and Norton Drilling common stock is traded on the OTC Bulletin Board.

                                                    UTI       NORTON DRILLING   NORTON DRILLING
                                                 HISTORICAL     HISTORICAL        EQUIVALENT
                                                 ----------   ---------------   ---------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
On April 26, 1999
  Closing price per share of common stock......   $   9.81        $  1.13           $  2.58
  Market value of common stock(1)..............   $161,801        $ 5,551           $12,731
On June 16, 1999
  Closing price per share of common stock......   $  16.50        $  4.00           $  4.34
  Market value of common stock(1)..............   $272,271        $19,737           $21,150

---------------

(1) Market value is based on 16,489,281 shares of UTI common stock and 4,934,321 shares of Norton Drilling common stock outstanding as of April 26, 1999 and 16,501,281 shares of UTI common stock and 4,934,321 shares of Norton Drilling common stock outstanding as of June 16, 1999.

                                SPECIAL MEETING

DATE, TIME AND PLACE OF SPECIAL MEETING

     The meeting of the Norton Drilling stockholders will be held at 10:00 a.m., local time, on July 26, 1999, at The Lyon Room of the Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, Norton Drilling stockholders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 26, 1999, by and among UTI Energy Corp., a wholly-owned subsidiary of UTI, Norton Drilling and the primary stockholders of Norton Drilling, and the merger.

     THE NORTON DRILLING BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT NORTON DRILLING STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. SEE "RECOMMENDATION OF THE NORTON DRILLING BOARD; NORTON DRILLING'S REASONS FOR THE MERGER".

SOLICITATION OF PROXIES

     The solicitation of the enclosed proxies from Norton Drilling stockholders is made on behalf of the Norton Drilling Board of Directors. Norton Drilling will bear the expenses of the solicitation of proxies, including preparing, handling, printing and mailing the proxy soliciting material. Solicitation will be made by mail, by electronic telecommunications or in person. Norton Drilling has retained the services of Kissell-Blake Corporation, 17 State Street, New York, New York 10004, to assist in the solicitation of proxies for a fee estimated to be approximately $5,000 plus out-of-pocket expenses. Norton Drilling management also may use the services of its directors, officers and employees in soliciting proxies, who will not receive any additional compensation therefor, but who will be reimbursed for their out-of-pocket expenses. Norton Drilling will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by such persons and in requesting authority for the execution of proxies.

RECORD DATE; VOTING RIGHTS; PROXIES

     Only holders of record of shares of Norton Drilling common stock on May 28, 1999 are entitled to notice of and to vote at the special meeting. As of May 28, 1999, there were 4,934,321 outstanding shares of Norton Drilling common stock, held by approximately 273 holders of record, each of which is entitled to one vote per share on any matter that properly comes before the special meeting.

     All shares of Norton Drilling common stock represented by properly executed proxies will be voted in accordance with the instructions indicated in such proxies, unless such proxies have been previously revoked. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF NORTON DRILLING COMMON STOCK WILL BE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of revocation to the Secretary of Norton Drilling, by signing and returning a later dated proxy, or by voting in person at the special meeting. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.

     Norton Drilling stockholders can vote either by mailing their completed and signed proxy card to Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, by transmitting both sides of their proxy card by facsimile to (212) 509-5152 or by delivering a completed proxy card at the special meeting. Norton Drilling stockholders can change their vote prior to the meeting by mailing, faxing or delivering a later dated signed proxy in the same manner.

QUORUM; VOTE REQUIRED

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Norton Drilling common stock entitled to vote is necessary to constitute a quorum at the special meeting.

     The affirmative vote of the holders of at least a majority of the outstanding shares of Norton Drilling common stock entitled to vote is required to approve and adopt the merger agreement and the merger. Abstentions will be counted for purposes of determining the presence of a quorum but will not be counted for purposes of determining the number of votes cast. Shares represented by "broker non-votes," if any, will be counted for purposes of determining whether there is a quorum at the special meeting, but will not be counted for purposes of determining the number of votes cast. "Broker non-votes" are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal. Thus, if a quorum is present, abstentions and broker non-votes will have the effect of a vote against the approval and adoption of the merger agreement and the merger.

OTHER MATTERS

     As of the date of this proxy statement/prospectus, the Norton Drilling Board of Directors does not know of any business to be presented at the special meeting other than as stated in the notice accompanying this proxy statement/prospectus. If any other matter should properly come before the special meeting, including a proposal to adjourn the special meeting, management intends to vote the shares represented by the proxies with respect to such matters according to its judgment as to the merits of such matters.

                                   THE MERGER

     This section of this proxy statement/prospectus and the next section entitled "Terms of the Merger Agreement" describe the material aspects of the proposed merger. These discussions are qualified in their entirety by reference to the merger agreement, which is attached as Exhibit A to this proxy statement/prospectus, and to the other agreements and documents that are discussed in this proxy statement/prospectus and that are filed as exhibits to the registration statement of which this proxy statement/prospectus forms a part. The merger agreement is incorporated by reference into this document. You should read the merger agreement in its entirety, as it is the legal document that governs the merger.

BACKGROUND OF THE MERGER

     UTI is a leading provider of onshore contract drilling services to exploration and production companies and operates one of the largest land drilling rig fleets in the United States. UTI's drilling operations are concentrated primarily in the prolific oil and natural gas producing basins of New Mexico, Oklahoma and Texas.

     Beginning in 1995, UTI made a strategic decision to focus its efforts on the expansion of its land drilling operations to take advantage of improving market conditions and the benefits arising from a consolidation in the land drilling industry. To effect this strategy, UTI disposed of its oilfield distribution business in September 1995 and immediately focused on a directed acquisition program aimed at expanding UTI's presence in the oil and gas producing regions in the United States. Pursuant to this strategy, UTI acquired 86 rigs in eight transactions during 1995, 1996, 1997 and 1998. Historically, UTI's acquisition strategy has focused on companies with strong regional management teams that UTI believes it can integrate into its operational structure, as well as companies with underutilized and undervalued assets.

     At various meetings during 1998 and 1999, the UTI Board of Directors discussed various potential acquisition candidates, including Norton Drilling. UTI's management believed that a business combination with Norton Drilling would provide many benefits, including the following:

     - Strengthen UTI's operations in west Texas and New Mexico;

     - Provide UTI with a strong management team;

     - Expand UTI's operations into new markets, including capabilities internationally in Mexico; and

     - Provide Norton Drilling's operations with additional access to capital and other resources during periods of depressed market conditions, such as those currently being experienced in the United States contract drilling industry.

     During the summer of 1998, Vaughn E. Drum, UTI's President and Chief Executive Officer, and Mark S. Siegel, UTI's Chairman of the Board, met with Sherman H. Norton, Jr., Chairman of the Board of Norton Drilling, in Lubbock, Texas to discuss a possible business combination between UTI and Norton Drilling.

     On January 18, 1999, John E. Vollmer III, UTI's Senior Vice President, Treasurer and Chief Financial Officer, contacted Sherman H. Norton, Jr. by telephone to discuss a possible business combination between UTI and Norton Drilling. On February 16, 1999, Mark S. Siegel and John E. Vollmer met in Houston, Texas with S. Howard Norton, III, President of Norton Drilling, and Kevin Lewis, a director of Norton Drilling, to discuss the merits of a potential business combination transaction and the strategic operating reasons for a business combination.

     On February 19, 1999, Norton Drilling's Board of Directors authorized management to pursue strategic alternatives in order to enhance stockholder value, including the possible sale of the company. On February 22, 1999, Norton Drilling announced that it suspended its drilling operations in Mexico and that the company would be reviewing its strategic alternatives, including a possible sale of the company. Following this announcement, members of UTI management and Norton Drilling management had several telephone conversations regarding proposed terms of a possible business combination of the two companies. Also, in late February, UTI and Norton Drilling entered into a confidentiality agreement and Norton Drilling provided UTI certain financial and operational information UTI had requested in order to analyze a potential business combination.

     On March 19, 1999, UTI formally proposed a merger transaction whereby UTI would acquire Norton Drilling. On March 22, 1999, Norton Drilling's Board of Directors reviewed this proposal with management and its outside legal advisor, Solovay Edlin & Eiseman, P.C., and directed management to proceed with further negotiations concerning such proposal. From March 23, 1999 through April 18, 1999, UTI's management and Norton Drilling's management communicated on a daily basis regarding the terms of the proposed merger. Norton Drilling's Board of Directors met on April 16, 1999 to review with management and its outside legal advisor the status of such discussions and the potential transaction and to direct management concerning certain terms and conditions thereof. UTI and Norton Drilling agreed on the final financial terms of the merger on April 18, 1999. Between April 18, 1999 and April 26, 1999, business, financial and legal representatives of UTI and Norton Drilling conducted due diligence and negotiated the final terms of the merger agreement.

     On April 20, 1999, Norton Drilling retained Houlihan Lokey Howard & Zukin to review the fairness of a potential business combination between UTI and Norton Drilling. Also on such date, Norton Drilling began to provide Houlihan Lokey with information regarding Norton Drilling and UTI.

     On April 25, 1999, Norton Drilling's Board of Directors met to review with management and its outside legal advisor the proposed terms of the merger and the merger agreement. On April 26, 1999, the Norton Drilling Board of Directors met to discuss the proposed terms of the merger and the merger agreement with Houlihan Lokey and its outside legal advisor. Following these discussions, Norton Drilling's Board of Directors received the oral opinion (subsequently confirmed in writing) of Houlihan Lokey as to the fairness of the transaction to the Norton Drilling stockholders from a financial point of view. Norton Drilling's Board of Directors unanimously approved and adopted the merger agreement and the merger at this meeting.

     On April 26, 1999, the UTI Board of Directors met to discuss the proposed terms of the merger and the proposed form of the merger agreement. UTI's Board of Directors approved and adopted the merger agreement and the merger at this meeting.

RECOMMENDATION OF THE NORTON DRILLING BOARD; NORTON DRILLING'S REASONS FOR THE MERGER

     At a meeting of the Norton Drilling Board held on April 26, 1999, after careful consideration, the Norton Drilling Board unanimously:

     - approved and adopted the merger agreement and the merger,

     - determined that the merger is in the best interests of Norton Drilling and fair to its stockholders, and

     - recommended that holders of shares of Norton Drilling common stock vote FOR approval and adoption of the merger agreement and the merger.

     In reaching its decision to approve the merger agreement and the merger and to recommend approval and adoption of the merger agreement and the merger by the holders of Norton Drilling common stock, Norton Drilling's Board considered the following material factors:

     - information concerning the financial condition, results of operations, prospects and businesses of Norton Drilling and UTI, including:

      I the revenues of the companies, their complementary businesses and the potential for synergies, and

      I the recent stock price performance of Norton Drilling common stock and UTI common stock;

     - the fact that the exchange ratio represented, as of the signing of the merger agreement, consideration having a value of $2.58 per share of Norton Drilling common stock, which represents a premium of 128% over $1.13, the closing price per share of Norton Drilling common stock on such date;

     - the review of, and discussions with Norton Drilling senior management, legal and financial advisors and accountants regarding, certain business, financial, legal and accounting aspects of the merger, the results of legal and financial due diligence and the terms of and conditions to the merger agreement;

     - the financial opinion of Houlihan Lokey Howard & Zukin to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the exchange ratio was fair to the holders of Norton Drilling common stock from a financial point of view (see "Opinion of Norton Drilling's Financial Advisor" below); and

     - the recommendation of Norton Drilling's management that the merger agreement and the merger be approved.

     This discussion of the information and factors considered by Norton Drilling's Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, Norton Drilling's Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of Norton Drilling's Board may have given different weights to different factors.

     THE NORTON DRILLING BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF NORTON DRILLING COMMON STOCK VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

OPINION OF NORTON DRILLING'S FINANCIAL ADVISOR

     Norton Drilling engaged Houlihan Lokey Howard & Zukin to render an opinion to Norton Drilling's Board of Directors as to the fairness, from a financial point of view, of the consideration to be received by the Norton Drilling stockholders in connection with the merger. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities. Houlihan Lokey has not performed financial advisory services for Norton Drilling in the past.

     In a written opinion to the Norton Drilling Board of Directors dated April 26, 1999, Houlihan Lokey stated that, as of such date and based upon and subject to certain enumerated matters, the consideration that the Norton Drilling stockholders will receive in the merger was fair to the Norton Drilling stockholders from a financial point of view.

     Norton Drilling agreed to pay Houlihan Lokey a fee of $125,000 for its preparation and delivery of the fairness opinion. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the merger. Norton Drilling agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey.

     Houlihan Lokey's opinion does not address Norton Drilling's underlying business decision to effect the merger. Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of Norton Drilling. Furthermore, Houlihan Lokey has not negotiated the merger or advised Norton Drilling with respect to alternatives to it. Houlihan Lokey did not, and was not requested by Norton Drilling to, make any recommendations as to the form or amount of consideration that the Norton Drilling stockholders will receive and has not expressed any opinion as to the fairness of any aspect of the merger not expressly addressed in its fairness opinion.

     In arriving at its opinion, among other things, Houlihan Lokey:

     - reviewed Norton Drilling's Form 10-K for the fiscal year ended November 30, 1998 and quarterly reports on Form 10-Q for the quarters ended August 31, 1998, and February 28, 1999, which Norton Drilling's management has identified as including the most current financial statements publicly available;

     - reviewed UTI's Form 10-K for the fiscal year ended December 31, 1998;

     - reviewed a draft copy dated April 26, 1999 of the merger agreement;

     - reviewed a draft press release dated April 26, 1999 detailing the merger;

     - reviewed UTI's April 26, 1999 press release regarding its earnings for the quarter ended March 31, 1999;

     - met with certain members of the senior management of Norton Drilling to discuss its operations, financial condition, future prospects and projected operations and performance;

     - spoke with certain members of UTI senior management to discuss the operations, financial condition, future prospects and projected operations and performance of the combined businesses and UTI's rationale for the merger;

     - visited Norton Drilling's business offices;

     - reviewed the historical market prices and trading volume for Norton Drilling's publicly traded securities;

     - reviewed the historical market prices and trading volume for UTI's publicly traded securities;

     - reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Norton Drilling, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the merger; and

     - conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

     In connection with the merger, Houlihan Lokey determined that the aggregate consideration to be received in the merger is approximately $20.34 million, consisting of .2631579 shares of UTI common stock for each share of Norton Drilling common stock ($14.18 million as of the date of the fairness opinion) and the assumption of $6.16 million of total interest-bearing debt as of February 28, 1999, which Norton Drilling management represented to Houlihan Lokey as the most recent debt balance available.

     Houlihan Lokey used several methodologies to assess the fairness, from a financial point of view, of the consideration to be received by the Norton Drilling stockholders in connection with the merger. Each methodology provided an estimate as to the aggregate value of the assets UTI will acquire in the merger.

  Comparable Company Analysis

     Using publicly available information, Houlihan Lokey compared selected financial data of Norton Drilling with similar data of selected companies engaged in businesses considered by Houlihan Lokey to be comparable to that of Norton Drilling. Houlihan Lokey included in its selected comparable companies Grey Wolf, Inc., Nabors Industries, Inc., Parker Drilling Company, Patterson Energy, Inc., TMBR/Sharp Drilling, Inc. and UTI. For each of the comparable companies, Houlihan Lokey calculated the following multiples:

                                               MULTIPLE OF CURRENT    MEDIAN MULTIPLE OF CURRENT
                                               ENTERPRISE VALUE FOR    ENTERPRISE VALUE FOR THE
                                                NORTON DRILLING(1)     COMPARABLE COMPANIES(1)
                                               --------------------   --------------------------
LTM Revenue Multiple(2)......................         0.83x                     1.64x
LTM EBITDA Multiple(3).......................          6.4x                      6.3x
Rig Multiple(4)..............................         1.27x                     2.32x

---------------

(1) Current enterprise value represents the aggregate market value of equity, plus interest-bearing debt, less cash.

(2) Latest twelve months revenue.

(3) Latest twelve months earnings before interest, taxes, depreciation and amortization.

(4) Latest rig count.

     Inherent differences exist between the businesses, operations and prospects of Norton Drilling and the comparable companies. Accordingly, Houlihan Lokey believed that it was inappropriate to, and therefore did not, rely solely on the above-described quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Norton Drilling and the comparable companies that would, in Houlihan Lokey's opinion, affect the public market valuation of such companies.

  Comparable Transaction Analysis

     Houlihan Lokey analyzed the multiples of certain financial performance measures implied by the consideration for four merger and acquisition transactions announced or consummated since February 1997, and involving companies in the same industry. Among other factors, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of macroeconomic factors that include, but are not limited to, interest rate and equity market fluctuations and microeconomic factors that include, but are not limited to, industry results and growth expectations. To the extent that information was publicly available for these transactions, Houlihan Lokey analyzed the multiples of current enterprise value to the latest twelve months revenues, latest twelve months EBITDA and latest rig count. Recent transactions included the following (target/acquirer): Bayard Drilling Technologies, Inc./Nabors Industries, Inc., Peterson Drilling Company/UTI, Drilex International, Inc./Baker Hughes Incorporated and Bonray Drilling Corp/ DLB Oil & Gas, Inc. No company or transaction used in the analysis described above was directly comparable to Norton Drilling or the merger. Accordingly, the analysis of the results of the foregoing involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies that could affect public trading values.

     Such analysis indicated the following multiples:

                                               RANGE OF MULTIPLE OF CURRENT
                                                   ENTERPRISE VALUE FOR
                                                 COMPARABLE TRANSACTIONS
                                               ----------------------------
LTM Revenue Multiple.........................     0.93x to 2.61x
LTM EBITDA Multiple..........................      2.9x to 10.5x
Rig Multiple.................................     0.89x to 2.62x

Based on historical financial results for Norton Drilling, the above analyses resulted in a wide range of enterprise values. Houlihan Lokey noted that the total consideration to be received by the Norton Drilling stockholders in the merger is within the range described above.

  Market Trading Analysis

     Houlihan Lokey reviewed current and historical market prices and trading data of Norton Drilling's common stock. During the 90 day trading period from December 15, 1998 to April 26, 1999, the last trading day prior to the public announcement of the merger, Norton Drilling's common stock closing prices ranged from a high of $2.1875 per share to a low of $0.6875 per share with an average price of $1.46 per share. During the 60 day trading period from January 29, 1999 to April 26, 1999, Norton Drilling's common stock closing prices ranged from a high of $2.00 per share to a low of $0.6875 per share with an average price of $1.20 per share. Houlihan Lokey also analyzed the relative performance of the UTI common stock for the twelve months prior to the public announcement of the merger. Houlihan Lokey performed the market trading analysis to provide background information and to add context to the other analyses it performed as described above.

     Houlihan Lokey drew no specific conclusion from its comparable company, comparable transaction and market trading analyses, but subjectively factored its observations from these analyses into its qualitative assessment of the facts and circumstances relevant to its opinion.

     The conclusions resulting from the analyses indicated that the consideration to be received by the Norton Drilling stockholders in connection with the merger is fair to the Norton Drilling stockholders from a financial point of view.

     The analyses required studies of the overall market, economic and industry conditions in which Norton Drilling operates, and the operating results of Norton Drilling.

     Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of April 26, 1999. In rendering its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial information provided to it was reasonably prepared and reflected the best then currently available estimates of Norton Drilling's financial condition and that there had been no material change in Norton Drilling's assets or financial condition since the date of the most recent financial statements made available to Houlihan Lokey. Houlihan Lokey's opinion did not include an analysis of the future performance of Norton Drilling, UTI or the proposed combined company. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to Norton Drilling or UTI and does not assume responsibility for it. Houlihan Lokey did not make any physical inspection or independent appraisal or physical inspection of the specific properties or assets of Norton Drilling or UTI.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole. In its analysis, Houlihan Lokey made numerous assumptions with respect to Norton Drilling, UTI, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of management of either company. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. You should carefully read this summary in conjunction with the Opinion Letter dated April 26, 1999 which is included as Exhibit B to this proxy statement/prospectus.

ANTICIPATED ACCOUNTING TREATMENT

     UTI expects to account for the merger using the purchase method of accounting. Under the purchase method of accounting, UTI will record the Norton Drilling assets and liabilities on UTI's balance sheet at their estimated fair market values on the date of the merger.

FEDERAL SECURITIES LAW CONSEQUENCES

     All shares of UTI common stock issued in the merger will be freely transferable, except that persons who are deemed to be "affiliates" (as defined under the Securities Act) of Norton Drilling prior to the merger may only resell shares of UTI common stock they receive in the merger in transactions registered under the Securities Act, permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 if such persons are or become UTI affiliates), or as otherwise permitted under the Securities Act. Persons who control, are controlled by or are under common control with Norton Drilling, including certain officers and directors of Norton Drilling, may be deemed to be Norton Drilling affiliates.

STOCK EXCHANGE LISTING

     It is a condition to the merger that the American Stock Exchange authorize for listing the UTI common stock to be delivered to the Norton Drilling stockholders in connection with the merger.

DISSENTERS' RIGHTS

     Norton Drilling stockholders do not have dissenters' rights of appraisal or other rights to demand fair value in cash for their shares by reason of the merger or other transactions contemplated by the merger agreement.

REGULATORY APPROVAL

     It is a condition to the merger that UTI and Norton Drilling obtain all required regulatory and governmental approvals. Other than the filing of a merger certificate with the Delaware Secretary of State and approval of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger is not subject to any federal or state regulatory requirements.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain U.S. Federal income tax consequences of the merger that are generally applicable to Norton Drilling stockholders under the Internal Revenue Code of 1986, as amended (the "Code"). Tax consequences that are different from or in addition to those described herein may apply to Norton Drilling stockholders who are subject to special treatment under the U.S. federal income tax laws, such as non-U.S. persons, tax exempt organizations, financial institutions, insurance companies, broker-dealers, Norton Drilling stockholders who hold their Norton Drilling common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment comprised of Norton Drilling common stock and one or more other investments, and persons who acquired their shares in compensatory transactions. The discussion does not address non-U.S. or state or local tax considerations.

     THIS SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO A NORTON DRILLING STOCKHOLDER. EACH NORTON DRILLING STOCKHOLDER SHOULD CONSULT A TAX ADVISER REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER IN LIGHT OF SUCH STOCKHOLDER'S OWN SITUATION.

     Neither UTI nor Norton Drilling has requested a ruling from the Internal Revenue Service (the "Service") in connection with the merger. It is a condition precedent to the closing of the merger that UTI receive an opinion from its counsel, Fulbright & Jaworski L.L.P., to the effect that (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (2) UTI, UTI's merger subsidiary and Norton Drilling will each be a party to the reorganization within the meaning of
Section 368(b) of the Code, and (3) neither UTI nor UTI's merger subsidiary will recognize gain or loss as a result of the merger. It is also a condition precedent to the closing of the merger that Norton Drilling receive an opinion from its counsel, Riker, Danzig, Scherer, Hyland & Perretti LLP, to the effect that (1) the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (2) UTI, UTI's merger subsidiary and Norton Drilling will each be a party to the reorganization within the meaning of Section 368(b) of the Code, (3) a Norton Drilling stockholder will not recognize gain or loss as a result of the merger upon the conversion of shares of Norton Drilling common stock into shares of UTI common stock, except with respect to cash received in lieu of fractional shares of UTI common stock, and (4) Norton Drilling will not recognize gain or loss as a result of the merger. Such opinions will be subject to certain qualifications and assumptions as noted therein and will rely upon certain UTI and Norton Drilling representations provided to counsel as a basis for the opinions. The opinions will be based upon counsels' interpretation of the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, all as of the date of the opinions. We cannot assure you that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. The opinions will not be binding upon the Service, and we cannot assure you that the Service will not adopt a contrary position or that a court would not sustain a contrary position adopted by the Service.

     Assuming the merger qualifies as a reorganization under section 368(a) of the Code, the following U.S. federal income tax consequences should occur:

     1. none of UTI, UTI's merger subsidiary or Norton Drilling will recognize gain or loss as a result of the merger;

     2. a Norton Drilling stockholder who exchanges all of his or her shares of Norton Drilling common stock solely for shares of UTI common stock in the merger will not recognize gain or loss;

     3. the aggregate tax basis of the shares of UTI common stock a Norton Drilling stockholder receives in the merger (including any fractional share not actually received) will be the same as the aggregate tax basis of the Norton Drilling common stock such stockholder surrenders in exchange therefor;

     4. the holding period of the shares of UTI common stock a Norton Drilling stockholder receives in the merger (including any fractional share not actually received) will include the holding period of the shares of the Norton Drilling common stock such stockholder surrenders in exchange therefor, provided that such stockholder holds the shares of Norton Drilling common stock as capital assets at the effective time of the merger; and

     5. a cash payment in lieu of a fractional share will be treated as if a Norton Drilling stockholder receives a fractional share of UTI common stock in the merger and then UTI redeems such fractional share. Such redemption should qualify as a distribution in full payment in exchange for the fractional share rather than as a distribution of a dividend. Accordingly, a Norton Drilling stockholder receiving cash in lieu of a fractional share will recognize gain or loss upon such payment in an amount equal to the difference, if any, between such stockholder's basis in the fractional share and the amount of cash such stockholder receives. Such gain or loss will be a capital gain or loss if the stockholder holds the Norton Drilling common stock as a capital asset at the effective time of the merger.

     In the event that the merger were held not to qualify as a reorganization under section 368(a) of the Code, a Norton Drilling stockholder would recognize gain or loss in an amount equal to the difference between such stockholder's basis in his or her shares and the fair market value, as of the effective date of the merger, of the UTI common stock such stockholder receives in exchange therefor. In such event, such stockholder's basis in the UTI common stock so received would be equal to its fair market value as of the effective date of the merger, and the holding period for such stock would begin on the day after the effective date of the merger.

     THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT A TAX ADVISER AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER THAT MAY APPLY TO YOU, INCLUDING THE APPLICATION OF STATE, LOCAL, NON-U.S. AND OTHER FEDERAL TAX LAWS.

                         TERMS OF THE MERGER AGREEMENT

GENERAL

     This section of the proxy statement/prospectus describes the material terms of the merger agreement. This description is not complete and you are encouraged to read the full text of the merger agreement, which is attached to this proxy statement/prospectus as Exhibit A. In addition, we have provided important information about the merger agreement and the merger in the section entitled "The Merger".

EFFECTIVE TIME

     Promptly after the satisfaction or waiver of the conditions to the merger set forth in the merger agreement, Norton Drilling will file a certificate of merger with the Delaware Secretary of State, as prescribed by Delaware law. The effect of this filing is that UTI's merger subsidiary will merge with and into Norton Drilling and Norton Drilling will become a direct wholly-owned UTI subsidiary.

EXCHANGE OF NORTON DRILLING COMMON STOCK

     As soon as reasonably practicable after the merger, UTI will instruct ChaseMellon Shareholder Services, LLC, as exchange agent, to mail to each holder of record of Norton Drilling common stock a letter of transmittal and instructions as to how to surrender certificates of Norton Drilling common stock in exchange for shares of UTI common stock and payment for any fractional shares. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     After the merger, each certificate or other authorized evidence of ownership that previously represented shares of Norton Drilling common stock will represent only the right to receive the UTI common stock into which such Norton Drilling shares were convertible in the merger and the right to receive cash in lieu of fractional shares.

     A holder of a certificate previously representing shares of Norton Drilling common stock will not be paid dividends or distributions on the shares of UTI common stock and will not be paid cash in lieu of a fractional share of UTI common stock until the holder surrenders the certificate to ChaseMellon Shareholder Services, LLC for exchange. When the holder surrenders the certificate, UTI will pay to such holder, without interest, any unpaid dividends UTI has declared after the merger and any cash in lieu of a fractional share of UTI common stock. For all other corporate purposes, certificates that represented shares of Norton Drilling common stock prior to the merger will represent, from and after the merger, the number of shares of UTI common stock and cash in respect of fractional shares into which such shares of Norton Drilling common stock are actually converted in the merger.

REPRESENTATIONS AND WARRANTIES

     UTI and Norton Drilling have made various customary mutual representations and warranties in the merger agreement about themselves and their subsidiaries.

CONDUCT OF BUSINESS BY NORTON DRILLING

     Norton Drilling has agreed that, prior to the merger, it will conduct its business only in the ordinary course of business and in a manner consistent with past practice. Norton Drilling also has agreed to use reasonable efforts to preserve intact its business organizations, to keep available the services of its current officers and employees and endeavor to preserve its relationships with customers, suppliers and others with whom it has business dealings. In particular, unless the merger agreement provides otherwise or as Norton

Drilling previously disclosed to UTI, Norton Drilling has agreed that neither it nor any of its subsidiaries, without UTI's prior written consent, will, subject in certain cases to specified exceptions:

     - declare or pay any dividend or other distribution on any of its capital stock;

     - split, combine or reclassify any of its capital stock or permit or propose the issuance of any other securities in respect of, in lieu of or in substitution for the shares of its capital stock;

     - acquire, or permit any subsidiary to acquire, any of its capital stock;

     - issue, deliver or sell any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights to acquire its securities (other than the options to purchase 114,000 shares of Norton Drilling common stock granted to each of John W. Norton, Chief Operating Officer of Norton Drilling, and S. Howard Norton, III, President of Norton Drilling, on the first business day following the public announcement of the merger agreement);

     - amend or propose to amend its certificate of incorporation or bylaws;

     - make any acquisitions;

     - dispose of or encumber any Norton Drilling assets or any assets of its subsidiaries out of the ordinary course of business;

     - authorize, recommend, propose or announce an intention to liquidate or dissolve Norton Drilling or any of its subsidiaries;

     - amend or increase the compensation payable to its directors, officers or employees;

     - enter into or amend any employment or severance agreement with any of its directors, officers or employees;

     - pay or agree to pay any pension, retirement allowance or other benefit not required by existing benefit plans;

     - incur any indebtedness;

     - authorize capital expenditures in excess of $100,000 during any calendar month;

     - make any material tax election or compromise any material tax liability;
       or

     - change any material accounting principles.

NO SOLICITATION

     Norton Drilling has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any other merger, consolidation or other business combination, including a proposal to acquire more than a 15% interest in the equity securities or assets of Norton Drilling or its subsidiaries. Any of the foregoing transactions are referred to in this proxy statement/prospectus as an "Acquisition Proposal."

     Until the Norton Drilling stockholders approve the merger and if the Norton Drilling Board, following consultation with counsel, determines that such action is necessary to discharge properly its fiduciary duties, the Norton Drilling Board, after notice to UTI, is permitted to furnish information to a third party that has made an unsolicited Acquisition Proposal.

     The Norton Drilling Board of Directors may not withdraw or modify, in any manner adverse to UTI, the Norton Drilling Board's approval of the merger, or approve or recommend any Acquisition Proposal, unless the Board has received a "Superior Proposal", which the merger agreement defines as a bona fide Acquisition Proposal to acquire all of the outstanding Norton Drilling common stock, or all or substantially all of Norton Drilling's assets, on terms that the Norton Drilling Board reasonably believes are more favorable than the merger.

     Norton Drilling agreed to cease any discussions or negotiations with any third party that were ongoing at the time of execution of the merger agreement.

CERTAIN OTHER COVENANTS

  Legal Conditions

     UTI and Norton Drilling each will take all reasonable actions necessary to comply promptly with all legal requirements imposed with respect to the merger and all actions reasonably necessary to obtain all consents, authorizations, orders or approvals required in connection with the merger.

  Treatment of Stock Options

     After the merger, each outstanding option to purchase Norton Drilling common stock and any related stock appreciation right, and any warrant to purchase Norton Drilling common stock, will be deemed to constitute an option to acquire a number of shares of UTI common stock equal to the number of shares of Norton Drilling common stock purchasable pursuant to such option or warrant multiplied by, and at a price equal to the exercise price divided by, .2631579. Upon the exercise of such options, UTI will make a cash payment for all fractional shares.

     On the first business day following the public announcement of the merger agreement, Norton Drilling granted stock options to certain of its executive officers. UTI has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of UTI common stock to be issued upon conversion of all outstanding options. UTI has agreed to file with the SEC a registration statement covering such shares as soon as possible after the merger.

  Indemnification and Insurance

     After the merger, Norton Drilling will indemnify and hold harmless each present and former officer and director of Norton Drilling or its subsidiaries against all losses, claims, damages, costs, expenses, liabilities, judgments or amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation based on or arising out of the fact that such person is or was an officer or director of Norton Drilling or its subsidiaries, whether pertaining to matters existing or occurring at or prior to the merger and whether asserted or claimed prior to, at or after the merger.

     Following the merger, Norton Drilling will continue to honor its indemnification obligations under its certificate of incorporation and bylaws, and under any indemnification agreements, in favor of its present and former officers and directors, for acts and omissions prior to the merger.

  Public Announcements

     Neither UTI nor Norton Drilling will issue any press release or make any public statement with respect to the merger or the merger agreement without the prior written consent of the other party, except as required by law or pursuant to a listing agreement with a national securities exchange or transaction reporting system.

  Notification of Certain Matters

     UTI and Norton Drilling will promptly advise each other of any change or event having, or that reasonably could have, a material adverse effect on UTI or Norton Drilling, as the case may be.

  Tax Treatment

     Neither UTI nor Norton Drilling will take or omit to take any action, either before or after the merger, that would cause the merger not to qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code.

  Issuance of Stock Options

     On the first business day following the public announcement of the merger agreement, Norton Drilling granted options to purchase 114,000 shares of Norton Drilling common stock to each of S. Howard Norton, III, President of Norton Drilling, and John W. Norton, Chief Operating Officer of Norton Drilling. At the time of the merger, these options will convert into options to purchase an aggregate of 60,000 shares of UTI common stock.

  Employment Agreements; Other Benefits

     In connection with the closing of the merger, Norton Drilling will pay to each of S. Howard Norton, III, President of Norton Drilling, and John W. Norton, Chief Operating Officer of Norton Drilling, $40,000 as a bonus for their remaining as Norton Drilling employees.

     Immediately prior to the completion of the merger, Norton Drilling will amend its employment agreement with Sherman H. Norton, Jr., Chairman of the Board of Norton Drilling, to eliminate any requirement that he provide any services to Norton Drilling, UTI or any of their subsidiaries following the merger. In connection with the merger, Norton Drilling also will enter into a consulting/employment agreement with Sherman H. Norton, Jr. that will require UTI to pay him a $25,000 fee, but that agreement will not require him to provide any services to UTI, Norton Drilling or any of their subsidiaries.

CONDITIONS TO THE MERGER

  Conditions to Obligation of Each Party to Effect the Merger

     Each of Norton Drilling's and UTI's respective obligations to complete the merger are subject to the satisfaction prior to the merger of the following conditions:

     - Stockholder Approval. The Norton Drilling stockholders have approved and adopted the merger agreement and the merger.

     - Listing. The AMEX has authorized for listing the UTI common stock issuable in connection with the merger.

     - Approvals. All waiting periods applicable to the merger the under Hart-Scott-Rodino Antitrust Improvements Act of 1976 have expired or terminated, and UTI and Norton Drilling obtained all consents, approvals, permits and authorizations required to be obtained except as would not reasonably likely have a material adverse effect on UTI or Norton Drilling.

     - Effectiveness of Registration Statement. The SEC has not issued any stop order suspending the effectiveness of the registration statement of which this proxy statement/prospectus is a part, nor has it started any proceeding for that purpose.

     - Governmental Actions. No court of competent jurisdiction has issued a temporary restraining order, preliminary or permanent injunction or other order and no other legal restraint or prohibition preventing the merger is in effect.

  Additional Conditions to Obligations of UTI and UTI's Merger Subsidiary

     The obligations of UTI and its merger subsidiary to complete the merger also are subject to the following conditions:

     - Representations and Warranties. Except as would not reasonably be expected to have a material adverse effect on Norton Drilling, the representations and warranties of Norton Drilling in the merger agreement are true and correct in all material respects on and as of the date of the merger as though made on and as of the date of the merger, and UTI has received a certificate to such effect signed by a duly authorized Norton Drilling officer.

     - Performance of Obligations. Norton Drilling has performed in all material respects all obligations it is required to perform under the merger agreement.

     - Certifications. UTI has received certified copies of resolutions of Norton Drilling's Board of Directors and a majority of its stockholders approving and adopting the merger agreement and the merger.

     - Legal Opinions. UTI has received the required opinions of Norton Drilling's legal counsel.

  Additional Conditions to Obligations of Norton Drilling

     The obligations of Norton Drilling to complete the merger also are subject to the following conditions:

     - Representations and Warranties. Except as would not reasonably be expected to have a material adverse effect on UTI, the representations and warranties of UTI in the merger agreement are true and correct in all material respects on and as of the date of the merger as though made on and as of the date of the merger, and Norton Drilling has received a certificate to such effect signed by a duly authorized UTI officer.

     - Performance of Obligations. UTI has performed in all material respects all obligations it is required to perform under the merger agreement.

     - Certifications. Norton Drilling has received a certified copy of the resolutions of UTI's Board of Directors approving and adopting the merger agreement and the merger.

     - Legal Opinions. Norton Drilling has received the required opinions of UTI's legal counsel.

     - Fairness Opinion. Houlihan Lokey Howard & Zukin has not revoked, modified or changed its fairness opinion in a manner adverse to the Norton Drilling stockholders.

TERMINATION

  Conditions to Termination

     The merger agreement may be terminated at any time prior to the merger, notwithstanding the approval and adoption of the merger agreement by the Norton Drilling stockholders:

     - by mutual written consent duly authorized by the Boards of Directors of both UTI and Norton Drilling;

     - by either Norton Drilling or UTI if the merger has not occurred by December 31, 1999; provided, however, that this right to terminate is not available to the party whose failure to fulfill its obligations under the merger agreement caused the merger not to occur before December 31, 1999;

     - by either Norton Drilling or UTI if a court of competent jurisdiction or governmental body or regulatory authority has issued a nonappealable final order, decree or ruling or has taken any other action that permanently prohibits the merger;

     - by either Norton Drilling or UTI if the requisite vote of the Norton Drilling stockholders has not been obtained at the special meeting;

     - by UTI if:

      I Norton Drilling failed to use its reasonable best efforts to call and hold the special meeting by December 31, 1999,

      I Norton Drilling failed to comply in any material respect with any of its covenants or agreements in the merger agreement and did not cure such failure within 30 days of notice of such failure,

      I any representation or warranty of Norton Drilling in the merger agreement was not true when made (and not cured within 30 days of notice of such breach) or on and as of the date of the merger except where such breach would not have a material adverse effect on Norton Drilling, or

      I the Norton Drilling Board of Directors withdrew, modified or changed its recommendation of the merger agreement or the merger in a manner adverse to UTI, or approved or recommended any Acquisition Proposal;

     - by Norton Drilling if:

      I UTI or its merger subsidiary failed to comply in any material respect with any of its covenants or agreements in the merger agreement and did not cure such failure within 30 days of notice of such failure,

      I any representation or warranty of UTI or its merger subsidiary in the merger agreement was not true when made (and not cured within 30 days of notice of such breach) or on and as of the date of the merger except where such breach would not have a material adverse effect on UTI,

      I the Norton Drilling Board of Directors withdrew, modified or changed its recommendation of the merger agreement or the merger in a manner adverse to UTI, or approved or recommended any Acquisition Proposal, or

      I by June 30, 1999, UTI has not given Norton Drilling reasonable assurances that the registration statement of which this proxy statement/prospectus is a part will be declared effective in sufficient time to consummate the merger by December 31, 1999.

  Fees and Expenses

     Except as set forth below, each of UTI and Norton Drilling will pay its own fees and expenses incurred in connection with the merger agreement and the merger, whether or not the merger is completed.

     Norton Drilling will pay UTI a fee of $1 million upon the first to occur of the following events:

     - UTI or Norton Drilling terminates the merger agreement due to Norton Drilling's Board approval or recommendation of an Acquisition Proposal;

     - UTI terminates the merger agreement due to Norton Drilling's Board withdrawing, modifying or changing its recommendation of the merger agreement or the merger in a manner adverse to UTI, and Norton Drilling consummates a transaction pursuant to an Acquisition Proposal on or prior to September 30, 2000; or

     - any party makes or publicly announces an Acquisition Proposal, the Norton Drilling stockholders have not approved the merger and Norton Drilling consummates a transaction pursuant to an Acquisition Proposal on or prior to September 30, 2000.

     Norton Drilling will pay up to $400,000 of UTI's out-of-pocket expenses relating to the merger, upon the first to occur of any of the following events:

     - UTI terminates the merger agreement due to Norton Drilling's failure to use its reasonable best efforts to call and hold the special meeting by December 31, 1999;

     - UTI terminates the merger agreement due to Norton Drilling's failure to comply in any material respect with any of its covenants or agreements in the merger agreement and its not curing such failure within 30 days of notice of such failure; or

     - UTI terminates the merger agreement due to any representation or warranty of Norton Drilling in the merger agreement being untrue when made (and not being cured within 30 days of notice of such breach) or on and as of the date of the merger except where such breach would not have a material adverse effect on Norton Drilling.

     UTI will pay up to $250,000 of Norton Drilling's out-of-pocket expenses relating to the merger, upon the first to occur of any of the following events:

     - Norton Drilling terminates the merger agreement due to UTI's or its merger subsidiary's failure to comply in any material respect with any of its covenants or agreements in the merger agreement and its not curing such failure within 30 days of notice of such failure; provided that UTI also will pay Norton Drilling a $250,000 fee if UTI primarily caused such failure or such failure was due to circumstances or events reasonably within UTI's control;

     - Norton Drilling terminates the merger agreement due to any representation or warranty of UTI or its merger subsidiary in the merger agreement being not true when made (and not being cured within 30 days of notice of such breach) or on and as of the date of the merger except where such breach would not have a material adverse effect on UTI; or

     - Norton Drilling terminates the merger agreement due to UTI's failure, by June 30, 1999, to give Norton Drilling reasonable assurances that the registration statement of which this proxy statement/prospectus is a part will be declared effective in sufficient time to consummate the merger by December 31, 1999; provided that in such event UTI also will pay Norton Drilling a $125,000 fee.

AMENDMENTS AND WAIVERS

     UTI and Norton Drilling may amend the merger agreement in writing by action taken or authorized by their respective Boards of Directors at any time prior to the merger, provided, however, that after the Norton Drilling stockholders have approved and adopted the merger agreement and the merger, UTI and Norton Drilling cannot amend the merger agreement without stockholder approval if applicable law requires stockholder approval of such amendment.

     At any time prior to the merger, either UTI or Norton Drilling may, to the extent allowed by law, extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or waive compliance with any of the agreements or conditions contained in the merger agreement, provided that any such extension or waiver is set forth in writing.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

     UTI common stock is listed on the AMEX under the symbol "UTI". Norton Drilling common stock is quoted on the OTC Bulletin Board under the symbol "NORT". The following table sets forth the high and low sales prices per share of UTI common stock as reported on AMEX and Norton Drilling common stock as reported on the Nasdaq Stock Market's National Market or OTC Bulletin Board, as applicable. The prices for UTI common stock have been restated to reflect a three-for-one stock split effected on September 5, 1997. The prices for Norton Drilling common stock have been restated to reflect a five-for-one reverse stock split effected on February 2, 1999. Although Norton Drilling's fiscal year end is November 30, the information is on a calendar year basis.

                                                                   UTI         NORTON DRILLING
                                                              --------------   ----------------
                                                               HIGH     LOW     HIGH      LOW
                                                              ------   -----   -------   ------
YEAR ENDING DECEMBER 31, 1999:
Second Quarter (through June 16, 1999)......................  $16.50   $8.75   $ 4.00    $0.94
First Quarter...............................................   10.63    5.25     2.63     1.25
YEAR ENDED DECEMBER 31, 1998:
Fourth Quarter..............................................   12.00    5.75     4.05     1.85
Third Quarter...............................................   13.38    6.50     5.15     2.35
Second Quarter..............................................   20.50   12.50     8.05     4.40
First Quarter...............................................   26.44   12.00    10.95     4.85
YEAR ENDED DECEMBER 31, 1997:
Fourth Quarter..............................................   48.63   18.50    24.70     9.40
Third Quarter...............................................   42.50   15.21    10.65     3.45
Second Quarter..............................................   15.33    8.46     4.05     2.20
First Quarter...............................................   11.96    6.83     3.90     2.05

     See "Selected Financial Data of UTI and Norton Drilling -- Comparative Market Value Information" for recent price information. You are urged to obtain current market quotations.

     Neither UTI nor Norton Drilling has paid a cash dividend on its common stock during the past two years and neither company anticipates paying such a dividend in the foreseeable future.

        COMPARISON OF RIGHTS OF STOCKHOLDERS OF UTI AND NORTON DRILLING

     The rights of both the UTI stockholders and the Norton Drilling stockholders are governed by Delaware law and their respective certificates of incorporation and bylaws. The following is a summary of the material differences between the current rights of the Norton Drilling stockholders and those of the UTI stockholders.

     The following summary of stockholder rights is not complete. You must refer to Delaware law, UTI's Certificate of Incorporation, UTI's Bylaws, Norton Drilling's Certificate of Incorporation and Norton Drilling's Bylaws for a full description of the rights of the Norton Drilling stockholders and the UTI stockholders. We have filed copies of the certificates of incorporation and bylaws with the SEC and will send you copies of such documents upon your request. See "Where To Find More Information."

AUTHORIZED CAPITAL

     UTI has authorized 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of June 16, 1999, there were 16,501,281 shares of common stock and no shares of preferred stock outstanding.

     Norton Drilling has authorized 100,000,000 shares of Norton Drilling common stock and as of June 16, 1999, there were 4,934,321 shares of Norton Drilling common stock outstanding.

REMOVAL OF DIRECTORS

     Norton Drilling's bylaws provide that the stockholders holding a majority of the outstanding shares entitled to vote may remove directors, with or without cause, at any time at any special stockholders meeting called for such purpose.

     UTI's certificate of incorporation and bylaws provide that directors cannot be removed from office, except for cause.

DIRECTORS ELECTIONS, QUALIFICATIONS AND NUMBER

     Norton Drilling's bylaws provide that the number of directors shall not be less than one or more than ten, as the entire Board of Directors or the stockholders, at any stockholders meeting, may from time to time fix by resolution, provided that no decrease in the number of directors shall shorten the term of any then incumbent director.

     UTI's certificate of incorporation and bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, and each director shall hold office until the third succeeding annual meeting following his election, or his earlier death, resignation or removal. UTI's bylaws provide that the Board of Directors shall determine the number of directors, subject to the right of UTI's stockholders to change such number at any annual stockholders meeting, or at a special stockholders meeting called for that purpose.

     UTI's bylaws provide that nominations of persons for election to the UTI Board of Directors may be made at a UTI stockholders meeting only (a) by or at the direction of the UTI Board or (b) by a UTI stockholder who (1) is a UTI stockholder of record on the date of the giving of the notice described below and on the record date for the determination of UTI stockholders entitled to vote at such annual meeting and (2) gives timely notice of such nomination in writing to the UTI Secretary. To be timely, a UTI stockholder's notice must be delivered to or mailed and received at UTI's principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders meeting; provided, however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, stockholder notice must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the meeting date was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A UTI stockholder's notice to the UTI Secretary shall set forth (a) as to each person whom the UTI stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto, (b) the name and record address of the UTI stockholder proposing such business, (c) the class and number of shares of UTI that are beneficially owned by the stockholder, (d) a description of all arrangements or understandings between such UTI stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which such stockholder is to make the nomination or nominations and (e) a representation that such UTI stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

STOCKHOLDER RIGHTS PLANS

     Norton Drilling does not have a stockholder rights plan.

     On February 25, 1999, the UTI Board of Directors declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of UTI common stock, and authorized the issuance of one Right for each share of UTI common stock that becomes outstanding prior to the Distribution Date (as hereinafter defined) or the final expiration date of the Rights. Each Right entitles the registered holder to purchase one share of Series I Preferred Stock, par value $.01 per share (the "Preferred Shares"), at a price of $42.50 per one one-thousandth interest in a Preferred Share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between UTI and ChaseMellon Shareholder Services L.L.C., as Rights Agent.

     Until the earlier to occur of (a) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of UTI common stock and (b) ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of UTI common stock (the earlier of such dates being called the "Distribution Date"), the UTI common stock certificates outstanding as of the record date will evidence the Rights. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred only with the shares of UTI common stock.

     Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new UTI common stock certificates issued after the record date, upon transfer or new issuance of UTI common stock, will contain a notation incorporating the Rights Agreement by reference.

     Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for UTI common stock outstanding as of the record date also will constitute the transfer of the Rights associated with the UTI common stock represented by such certificate. As soon as practicable following the Distribution Date, UTI will cause separate certificates evidencing the Rights to be mailed to holders of record of the UTI common stock as of the close of business on the Distribution Date and such separate Rights certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire on February 26, 2009 unless the expiration date is extended or unless UTI earlier redeems or exchanges the Rights, in each case as described below.

     The purchase price payable, and the number of interests in Preferred Shares or other securities or property issuable, upon exercise of the Rights will be adjusted from time to time to prevent dilution (a) in the event UTI grants a stock dividend on, or subdivides, combines or reclassifies, the Preferred Shares, (b) if UTI grants to holders of the Preferred Shares certain rights, options or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (c) if UTI distributes to holders of the Preferred Shares evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-thousandth interests in a Preferred Share issuable upon exercise of each Right also will be adjusted in the event UTI effects a stock split of the Preferred Shares or a stock dividend on the Preferred Shares payable in Preferred Shares or UTI subdivides, consolidates or combines the Preferred Shares occurring, in any such case, prior to the Distribution Date.

     UTI may not redeem interests in Preferred Shares purchasable upon exercise of the Rights. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of UTI common stock. In the event UTI liquidates, the holders of the interests in Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of UTI common stock. Each Preferred Share will have 1,000 votes, voting together with the shares of UTI common stock. In the event of UTI merges, consolidates or effects another transaction in which shares of UTI common stock are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per share of UTI common stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of UTI common stock.

     In the event UTI is, in effect, acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right thereafter generally will have the right to receive, upon the exercise of the Right at its then current exercise price, that number of shares of acquiring company common stock that at the time of such transaction will have a market value of two times the exercise price of the Right. In the event any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be null and void for all purposes of the Rights Agreement and the holder thereof shall thereafter have no rights with respect to such Rights, whether under the Rights Agreement or otherwise), thereafter will have the right to receive upon exercise that number of shares of UTI common stock having a market value of two times the exercise price of the Right. Under some circumstances, in lieu of shares of UTI common stock, other equity and debt securities, property, cash or combinations thereof, including combinations with shares of UTI common stock, may be issued upon payment of the exercise price if of equal value to the number of shares of UTI common stock for which the Right is exercisable.

     Under certain circumstances, after a Person has become an Acquiring Person, the UTI Board of Directors may exchange the Rights (other than Rights that were or are beneficially owned by an Acquiring Person), in whole or in part, at an exchange ratio of one share of UTI common stock per Right (subject to adjustment).

ACTION BY UNANIMOUS CONSENT

     Norton Drilling's bylaws provide that any action permitted to be taken at any stockholders meeting may be taken without a meeting, without prior notice and without a vote, if the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, sign a written consent setting forth the action taken.

     UTI's bylaws provide that any action permitted or required to be taken at any stockholders meeting may be taken without a meeting, without prior notice and without a vote, if the holders of all of the outstanding common stock sign a written consent setting forth the action taken.

SPECIAL MEETING OF STOCKHOLDERS

     Norton Drilling's bylaws provide that the Board of Directors or the President may call special stockholders meetings, and the President or Secretary shall call special stockholders meetings at the request of stockholders owning a majority of the shares of Norton Drilling common stock outstanding and entitled to vote at a special stockholders meeting.

     UTI's bylaws provide that the Board of Directors, the Chairman of the Board or the President may call special stockholders meetings at any time.

NOTICE OF SPECIAL MEETINGS OF STOCKHOLDERS

     Norton Drilling's bylaws provide that notice of the time and place of every stockholders meeting shall be given not less than ten nor more than 60 days before the meeting date, except that where the matter to be acted upon is a merger or consolidation of Norton Drilling, or a sale, lease or exchange of all or substantially all of Norton Drilling's assets, notice shall be given not less than 20 nor more than 60 days prior to such meeting.

     UTI's bylaws provide that notice of the time and place of every stockholders meeting shall be given not less than ten nor more than 60 days before the meeting date.

NOTICE OF SPECIAL MEETINGS OF BOARD OF DIRECTORS

     Norton Drilling's bylaws provide that the President, or the number of directors that would constitute a quorum of the Norton Drilling Board of Directors, may call special meetings of the Board. The Norton Drilling Secretary shall give notice of such meetings to each director by mail at least two days before the meeting date, or by telephone, telegraph or personal delivery no later than one day before the meeting date.

     UTI's bylaws provide that the Chairman of the Board, on his own behalf or at the direction of any two directors, may call Board meetings. The UTI Secretary shall mail notice of each such meeting to each director, addressed to him at his residence or usual place of business at least seven days before the meeting date, or sent to him at his residence or at such place of business by telegraph or cable, or delivered personally or by telephone, not later than five days before the meeting date.

CHARTER AMENDMENTS

     UTI's certificate of incorporation provides that the provisions relating to its classified board of directors and removal of directors cannot be amended without the approval of 66 2/3% of the outstanding shares entitled to vote thereon.

     Norton Drilling's certificate of incorporation does not contain such a provision.

STOCKHOLDER PROPOSALS

     UTI's bylaws provide that in order for business to be properly brought before a UTI annual stockholders meeting , such business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the UTI Board's direction, (b) otherwise properly brought before the annual meeting by or at the UTI Board's direction or (c) otherwise properly brought before the annual meeting by a UTI stockholder who (1) is a UTI stockholder of record on the date of the giving of the notice described below and on the record date for the determination of UTI stockholders entitled to vote at such annual meeting and (2) gives timely notice of such business in writing to the UTI Secretary. To be timely, a UTI stockholder's notice must be delivered to or mailed and received at UTI's principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders meeting; provided, however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, stockholder notice must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the meeting date was mailed or public disclosure of the annual meeting date was made, whichever occurs first. A UTI stockholder's notice to the UTI Secretary shall set forth (a) a brief description of the matter desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the UTI stockholder proposing such business, (c) the class and number of shares of UTI that are beneficially owned by the UTI stockholder, (d) any material interest of the UTI stockholder in such business and (e) a representation that such UTI stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     Norton Drilling's bylaws do not contain a similar provision.

                                 OTHER MATTERS

     Norton Drilling does not expect that any matters other than those described in this proxy statement/ prospectus will be brought before the special meeting. If any other matters are presented, however, the persons named in the appropriate proxy intend to vote the proxy in accordance with their discretion.

                                 LEGAL MATTERS

     Fulbright & Jaworski L.L.P., Houston, Texas, will pass upon for UTI the validity of the shares of UTI common stock to be issued to the Norton Drilling stockholders in connection with the merger. Solovay Edlin & Eiseman, P.C., New York, New York, will pass upon for Norton Drilling legal matters in connection with the merger.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited UTI's consolidated financial statements and schedule included in UTI's Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. UTI's financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Norton Drilling and related schedules incorporated in this proxy statement/prospectus by reference from the Annual Report on Form 10-K of Norton Drilling Services, Inc. for the fiscal year ended November 30, 1998, have been audited by Robinson Burdette Martin & Cowan, L.L.P., independent accountants, as indicated in their report with respect thereto, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of said firm and upon the authority of said firm as experts in accounting and auditing.

                          FUTURE STOCKHOLDER PROPOSALS

     Due to the contemplated merger, Norton Drilling does not currently expect to hold another annual stockholders meeting because Norton Drilling will be a wholly-owned subsidiary of UTI following the merger. In the event the merger does not occur, Norton Drilling must have received at its principal executive offices, not later than September 5, 1999, any stockholder proposals to be included in the proxy statement to be mailed to all Norton Drilling stockholders entitled to vote at the next Norton Drilling annual stockholders meeting.

     UTI's 1999 annual stockholders meeting will be held on June 30, 1999 and the deadline for UTI stockholders to include proposals in the proxy statement for such meeting or properly bring proposals for consideration at such meeting has passed. UTI must receive any stockholder proposal to be presented at UTI's 2000 annual stockholders meeting no later than February 8, 2000 to be eligible for inclusion in UTI's proxy statement and proxy used in connection with the 2000 annual meeting. In addition, UTI's bylaws provide that for business to be properly brought before such meeting, such business must be (a) specified in the notice of the 2000 annual meeting (or any supplement thereto) given by or at the UTI Board's direction, (b) otherwise properly brought before the 2000 annual meeting by or at the UTI Board's direction or (c) otherwise properly brought before the 2000 annual meeting by a stockholder who (1) is a UTI stockholder of record on the date of the giving of the notice described below and on the record date for the determination of UTI stockholders entitled to vote at the 2000 annual meeting and (2) gives timely notice of such business in writing to the UTI Secretary. To be timely, a UTI stockholder's notice must be delivered to or mailed and received at UTI's principal executive offices no earlier than February 8, 2000 and no later than March 9, 2000; provided, however, that in the event the 2000 annual meeting is called for a date that is not within 30 days of June 7, 2000, stockholder notice must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the 2000 annual meeting date was mailed or public disclosure of the 2000 annual meeting date was made, whichever occurs first. A UTI stockholder's notice to the UTI Secretary shall set forth (a) a brief description of the matter desired to be brought before the 2000 annual meeting and the reasons for conducting such business at the 2000 annual meeting, (b) the name and record address of the UTI stockholder proposing such business, (c) the class and number of shares of UTI that are beneficially owned by the UTI stockholder, (d) any material interest of the UTI stockholder in such business and (e) a representation that such UTI stockholder intends to appear in person or by proxy at the 2000 annual meeting to bring such business before such meeting.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               UTI ENERGY CORP.,

                             NDS ACQUISITION CORP.,

                     NORTON DRILLING SERVICES, INC. ("NDS")

                      AND THE PRIMARY STOCKHOLDERS OF NDS

                           DATED AS OF APRIL 26, 1999

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         -----
                                  ARTICLE I
                                  THE MERGER
1.1   The Merger; Effective Time of the Merger.........................    A-1
1.2   Closing..........................................................    A-1
1.3   Effects of the Merger............................................    A-1

                                  ARTICLE II
         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                    CORPORATIONS; EXCHANGE OF CERTIFICATES
2.1   Effect on Capital Stock..........................................    A-2
      (a)  Stock of Sub................................................    A-2
      (b)  Cancellation of Treasury Stock and Related Party Stock......    A-2
      (c)  Exchange Ratio for NDS Common Stock.........................    A-2
      (d)  Conversion of Stock Options.................................    A-3
      (e)  Adjustment of Conversion Number.............................    A-3
2.2   Exchange of Certificates.........................................    A-3
      (a)  Exchange Procedures.........................................    A-3
      (b)  Distributions with Respect to Shares Prior to Exchange of       A-3
           Certificates................................................
      (c)  No Further Ownership Rights in NDS Common Stock.............    A-4
      (d)  No Fractional Shares........................................    A-4
      (e)  No Liability................................................    A-4

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
3.1   Representations and Warranties of NDS............................    A-4
      (a)  Organization, Standing and Power............................    A-4
      (b)  Capital Structure...........................................    A-5
      (c)  Authority; No Violations; Consents and Approvals............    A-5
      (d)  SEC Documents...............................................    A-6
      (e)  Information Supplied........................................    A-7
      (f)  Absence of Certain Changes or Events........................    A-7
      (g)  No Undisclosed Material Liabilities.........................    A-7
      (h)  No Default..................................................    A-8
      (i)  Compliance with Applicable Laws.............................    A-8
      (j)  Litigation..................................................    A-8
      (k)  Taxes.......................................................    A-8
      (l)  Employee Matters; ERISA.....................................   A-10
      (m)  Labor Matters...............................................   A-11
      (n)  Intangible Property.........................................   A-12
      (o)  Environmental Matters.......................................   A-12
      (p)  Opinion of Financial Advisor................................   A-14
      (q)  State Takeover Statutes; Vote Required......................   A-14
      (r)  Intentionally Omitted.......................................   A-14
      (s)  Intentionally Omitted.......................................   A-14
      (t)  Insurance...................................................   A-14
      (u)  Brokers.....................................................   A-14
      (v)  Material Contracts and Agreements...........................   A-14
      (w)  Title to Properties.........................................   A-14
      (x)  Representations Relating to Sunny Plants, Inc. and Lobell      A-15
           Corporation.................................................

                                                                         PAGE
                                                                         -----
3.2   Representations and Warranties of UEC and Sub....................   A-15
      (a)  Organization, Standing and Power............................   A-15
      (b)  Capital Structure...........................................   A-15
      (c)  Authority; No Violations, Consents and Approvals............   A-16
      (d)  SEC Documents...............................................   A-16
      (e)  Information Supplied........................................   A-17
      (f)  Absence of Certain Changes or Events........................   A-17
      (g)  No Undisclosed Material Liabilities.........................   A-17
      (h)  Litigation..................................................   A-18
      (i)  No Vote Required............................................   A-18
      (j)  Material Contracts and Agreements...........................   A-18
      (k)  Broker Fees.................................................   A-18

                                  ARTICLE V
               COVENANTS RELATING TO CONDUCT OF BUSINESS OF NDS
4.1   Conduct of Business by NDS Pending the Merger....................   A-18
      (a)  Ordinary Course.............................................   A-18
      (b)  Dividends; Changes in Stock.................................   A-18
      (c)  Issuance of Securities......................................   A-18
      (d)  Governing Documents.........................................   A-19
      (e)  No Acquisitions.............................................   A-19
      (f)  No Dispositions.............................................   A-19
      (g)  No Dissolution, Etc.........................................   A-19
      (h)  Certain Employee Matters....................................   A-19
      (i)  Indebtedness; Leases; Capital Expenditures..................   A-20
      (j)  Taxes.......................................................   A-20
      (k)  Accounting..................................................   A-20
4.2   No Solicitation..................................................   A-20

                                  ARTICLE V
                            ADDITIONAL AGREEMENTS
5.1   Access to Information............................................   A-21
5.2   NDS Stockholders' Meeting........................................   A-21
5.3   Legal Conditions to Merger.......................................   A-22
5.4   Intentionally Omitted............................................   A-22
5.5   Stock Options....................................................   A-22
5.6   Indemnification; Directors' and Officers' Insurance..............   A-22
5.7   Agreement to Defend..............................................   A-23
5.8   Intentionally Omitted............................................   A-23
5.9   Public Announcements.............................................   A-23
5.10  Other Actions....................................................   A-23
5.11  Advice of Changes; SEC Filings...................................   A-23
5.12  Reorganization...................................................   A-23
5.13  Intentionally Omitted............................................   A-23
5.14  Letter of NDS's Accountants......................................   A-24
5.15  Stock Options....................................................   A-24
5.16  Other Benefits...................................................   A-24
5.17  Employment Agreements............................................   A-24

                                                                         PAGE
                                                                         -----
                                  ARTICLE VI
                             CONDITIONS PRECEDENT
6.1   Conditions to Each Party's Obligation to Effect the Merger.......   A-24
      (a)  NDS Stockholder Approval....................................   A-24
      (b)  AMEX Listing................................................   A-24
      (c)  Other Approvals.............................................   A-24
      (d)  S-4.........................................................   A-25
      (e)  No Injunctions or Restraints................................   A-25
6.2   Conditions of Obligations of UEC and Sub.........................   A-25
      (a)  Representations and Warranties..............................   A-25
      (b)  Performance of Obligations of NDS...........................   A-25
      (c)  Intentionally Omitted.......................................   A-25
      (d)  Certifications and Opinion..................................   A-25
      (e)  Good Standing Certificates..................................   A-26
      (f)  Tax Opinion.................................................   A-26
6.3   Conditions of Obligations of NDS.................................   A-26
      (a)  Representations and Warranties..............................   A-26
      (b)  Performance of Obligations of UEC and Sub...................   A-26
      (c)  Certifications and Opinion..................................   A-26
      (d)  Tax Opinion.................................................   A-27
      (e)  Fairness Opinion............................................   A-27

                                 ARTICLE VII
                          TERMINATION AND AMENDMENT
7.1   Termination......................................................   A-28
7.2   Effect of Termination............................................   A-29
7.3   Amendment........................................................   A-30
7.4   Extension; Waiver................................................   A-30

                                 ARTICLE VIII
                              GENERAL PROVISIONS
8.1   Payment of Expenses..............................................   A-30
8.2   Nonsurvival of Representations, Warranties and Agreements........   A-30
8.3   Notices..........................................................   A-31
8.4   Limited Joinder by Primary Stockholders..........................   A-31
      (a)  General Indemnity by the Primary Stockholders...............   A-31
      (b)  Indemnification Basket; Limitation; Effect of Materiality      A-31
           Qualifiers; Pro Rata Obligation.............................
      (c)  Waiver of Contribution......................................   A-32
      (d)  Covenant Not to Compete With the Business...................   A-32
8.5   Interpretation: Certain Definitions..............................   A-33
8.6   Counterparts.....................................................   A-33
8.7   Entire Agreement; No Third-Party Beneficiaries...................   A-33
8.8   Governing Law....................................................   A-33
8.9   No Remedy in Certain Circumstances...............................   A-33
8.10  Assignment.......................................................   A-33
8.11  Enforcement of the Agreement.....................................   A-34

                                   ANNEXES

      Annex A -- List of Stockholders Executing Irrevocable Proxy and Form of
      Irrevocable Proxy
      Annex B -- List of Employees Receiving Options and Material Terms of
      Options
      Annex C -- Intentionally omitted from this proxy statement/prospectus

                           GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                  DEFINED IN SECTION
------------                                                  ------------------
Acquisition Proposal........................................  4.2(a)
AMEX........................................................  3.2(c)(iii)
Basket Amount...............................................  8.4(b)(i)
CERCLA......................................................  3.1(o)(A)
Certificate of Merger.......................................  1.1
Certificates................................................  2.2(a)
Closing.....................................................  1.1
Closing Date................................................  1.2
Code........................................................  Recitals
Confidentiality Agreements..................................  5.1
Constituent Corporations....................................  1.3(a)
Conversion Number...........................................  2.1(c)
Current Balance Sheet.......................................  3.1(k)(i)
Damages.....................................................  8.4(a)
DGCL........................................................  1.1
Effective Time..............................................  1.1
Environmental Law...........................................  3.1(o)(A)
ERISA.......................................................  3.1(l)(i)
Exchange Act................................................  3.1(c)(iii)
FASB........................................................  4.1(k)
Fractional Dividends........................................  2.2(d)
GAAP........................................................  3.1(d)
Governmental Entity.........................................  3.1(c)(iii)
Hazardous Material..........................................  3.1(o)(B)
HSR Act.....................................................  3.2(c)(iii)
Indemnified Liabilities.....................................  5.6(a)
Indemnified Parties.........................................  5.6(a)
Injunction..................................................  6.1(e)
IRS.........................................................  3.1(k)(ii)
Material Adverse Effect.....................................  3.1(a)(ii)
Merger......................................................  Recitals
Merger Agreement............................................  Preamble
NDS.........................................................  Preamble
NDS Beneficiary.............................................  3.1(l)(i)
NDS Benefit Plans...........................................  3.1(l)(i)
NDS Common Stock............................................  2.1
NDS Disclosure Letter.......................................  3.1
NDS ERISA Affiliate.........................................  3.1(l)(ii)
NDS Intangible Property.....................................  3.1(n)
NDS Litigation..............................................  3.1(j)
NDS Order...................................................  3.1(j)
NDS Permits.................................................  3.1(i)
NDS Representatives.........................................  4.2(a)
NDS SEC Documents...........................................  3.1(d)
NDS Stock Option............................................  5.5
NDS Stock Plans.............................................  5.5
Notice of Superior Proposal.................................  4.2(b)
Options.....................................................  3.1(b)(ii)
OSHA........................................................  3.1(o)(A)

DEFINED TERM                                                  DEFINED IN SECTION
------------                                                  ------------------
PBGC........................................................  3.1(l)(iv)
Primary Stockholder or Primary Stockholders.................  Preamble
Proxy Statement.............................................  3.1(c)(iii)
Release.....................................................  3.1(o)(C)
Released Parties............................................  8.4(d)
Remedial Action.............................................  3.1(o)(D)
Returns.....................................................  3.1(k)(i)
S-4.........................................................  3.1(e)
SEC.........................................................  3.1(c)(iii)(A)
Securities Act..............................................  3.1(d)
Superior Proposal...........................................  4.2(c)
Survival Period.............................................  8.4(b)(ii)
Surviving Corporation.......................................  1.3(a)
Sub.........................................................  Preamble
Subsidiary..................................................  2.1(b)
Taxes.......................................................  3.1(k)
Termination Fee.............................................  7.2(b)
UEC Common Stock............................................  2.1(c)
UEC.........................................................  Preamble
UEC Disclosure Letter.......................................  3.2
UEC Indemnified Parties.....................................  8.4(a)
UEC Litigation..............................................  3.2(d)
UEC SEC Documents...........................................  3.2(d)
UEC Stock Purchase Rights...................................  2.1(c)
Voting Debt.................................................  4.1(c)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 26, 1999 (this "Merger Agreement"), among UTI Energy Corp., a Delaware corporation ("UEC"), NDS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of UEC ("Sub"), Norton Drilling Services, Inc., a Delaware corporation ("NDS"), and the stockholders of NDS signatory hereto (the "Primary Stockholders" and each a "Primary Stockholder").

     WHEREAS, the Boards of Directors of UEC, Sub and NDS have each approved the merger of Sub with and into NDS (the "Merger") upon the terms and subject to the conditions of this Merger Agreement, thus enabling UEC to acquire all of the common stock of NDS solely in exchange for common stock of UEC;

     WHEREAS, each of the stockholders of NDS listed on Annex A hereto has executed contemporaneously with the execution of this Merger Agreement an irrevocable proxy substantially in the form of Annex A hereto.

     WHEREAS, at UEC's request, NDS has agreed to grant (2 business days following announcement of the Merger to the public) the options described on Annex B hereto to the employees of NDS listed on Annex B;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, UEC, Sub and NDS desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger; Effective Time of the Merger. Upon the terms and conditions of this Merger Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into NDS at the Effective Time (as hereinafter defined). The Merger shall become effective immediately when a certificate of merger (the "Certificate of Merger"), prepared and executed in accordance with the relevant provisions of the DGCL is duly filed with the Secretary of State of the State of Delaware or, if agreed to by the parties, at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). The filing of the Certificate of Merger shall be made as soon as practicable after the closing of the Merger (the "Closing").

     1.2 Closing. The Closing shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver in accordance with this Merger Agreement) of the latest to occur of the conditions set forth in Article VI (the "Closing Date"), at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, unless another date or place is agreed to in writing by the parties.

     1.3  Effects of the Merger.

          (a) At the Effective Time: (i) Sub shall be merged with and into NDS, the separate existence of Sub shall cease and NDS shall continue as the surviving corporation (Sub and NDS are sometimes referred to herein as the "Constituent Corporations" and NDS is sometimes referred to herein as the "Surviving Corporation") and the merger shall have such effects as are set forth in Section 259 of the DGCL; (ii) the Certificate of Incorporation of NDS shall be amended to change NDS's authorized shares of capital stock to 1,000 shares, par value $.01 per share, of common stock, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

          (b) The directors and officers of NDS at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of NDS ("NDS Common Stock") or capital stock of Sub:

          (a) Stock of Sub. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation, and the stock of the Surviving Corporation issued on that conversion will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Related Party Stock. Each share of NDS Common Stock and all other shares of capital stock of NDS that are owned by NDS as treasury stock and any shares of NDS Common Stock and all other shares of capital stock of NDS owned in any case by UEC, any entity controlling UEC or any wholly-owned Subsidiary (as hereinafter defined) of such entities or by any wholly-owned Subsidiary of NDS shall be canceled and retired and shall cease to exist and no UEC Common Stock or cash in lieu of fractional shares shall be delivered or deliverable in exchange therefor. As used in this Merger Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

          (c) Exchange Ratio for NDS Common Stock. Subject to the provisions of
     Section 2.2(d) hereof, each share of NDS Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall, at the Effective Time and without the requirement of any action by the holder thereof, be exchanged for and converted into .2631579 (the "Conversion Number") shares of common stock, par value $.001 per share, of UEC ("UEC Common Stock"). All references in this Merger Agreement to the UEC Common Stock to be received pursuant to the Merger shall be deemed to include the stock purchase rights established pursuant to that certain Rights Agreement dated February 26, 1999, by and among USC and Chase Mellon Shareholder Services, L.L.C. (The "UEC Stock Purchase Rights"). All such shares of NDS Common Stock, when so exchanged and converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive a certificate representing the shares of UEC Common Stock and cash in lieu of fractional shares of UEC Common Stock as contemplated by Section 2.2(d), upon the surrender of such certificate representing shares of NDS Common Stock in accordance with
     Section 2.2, without interest.

          (d) Conversion of Stock Options. Each outstanding NDS Stock Option (as defined in Section 5.5) shall be converted as provided in Section 5.5.

          (e) Adjustment of Conversion Number. If, subsequent to the date of this Agreement but prior to the Effective Time, the number of shares of UEC Common Stock issued and outstanding is changed as a result of a stock split, reverse stock split, recapitalization, reclassification, exchange of shares, or stock or cash dividends or other similar transaction, the Conversion Number and other items dependent thereon shall be appropriately and equitably adjusted herein.

     2.2  Exchange of Certificates.

          (a) Exchange Procedures. As soon as reasonably practicable after the Effective Time, UEC shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of NDS Common Stock (the "Certificates") (other than NDS, UEC, any entity controlling UEC or any wholly owned Subsidiaries of any such entities): (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to UEC and shall be in such form and have such other provisions as UEC may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of UEC Common Stock and any cash in lieu of a fractional share of UEC Common Stock. Upon surrender of a Certificate for cancellation to UEC or to such other agent or agents as may be appointed by UEC and reasonably acceptable to NDS, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of UEC Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and any cash in lieu of fractional shares of UEC Common Stock as contemplated by Section 2.2(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of NDS Common Stock that is not registered in the transfer records of NDS, a certificate representing the appropriate number of shares of UEC Common Stock may be issued to a transferee if the Certificate representing such NDS Common Stock is presented to UEC accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of UEC Common Stock and cash in lieu of any fractional shares of UEC Common Stock as contemplated by this Section 2.2 and all dividends or other distributions thereon with a record date after the Effective Time as contemplated by Section 2.2(b).

          (b) Distributions with Respect to Shares Prior to Exchange of Certificates. No dividends or other distributions with respect to UEC Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the UEC Common Stock represented thereby as a result of the exchange and conversion provided in Section 2.1(b), and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of UEC Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of UEC Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of UEC Common Stock.

          (c) No Further Ownership Rights in NDS Common Stock. All shares of UEC Common Stock issued in exchange for and upon the conversion of NDS Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(b) or 2.2(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NDS Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by NDS on such shares of NDS Common Stock in accordance with the terms of this Merger Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of NDS Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

          (d) No Fractional Shares. No certificates or scrip representing fractional shares of UEC Common Stock shall be issued pursuant to this
     Article II, and, except as provided in this Section 2.2(d), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of UEC. In lieu of any fractional security, UEC shall pay to each holder of shares of NDS Common Stock who would otherwise have been entitled to a fraction of a share of UEC Common Stock pursuant to this Article II, an amount in cash (without interest) equal to such holder's proportionate interest in the sum of (i) the fraction of a share of UEC Common Stock to which such holder would otherwise have been entitled, multiplied by $10.00, and (ii) the aggregate dividends or other distributions that are payable with respect to such shares of UEC Common Stock pursuant to Section 2.2(b) (such dividends and distributions being herein called the "Fractional Dividends"). For purposes of determining whether a holder of shares of NDS Common Stock is to receive payment in lieu of fractional shares, all shares of NDS Common Stock held of record by such holder shall be aggregated.

          (e) No Liability. Neither NDS nor UEC shall be liable to any holder of shares of NDS Common Stock or UEC Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of UEC Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of NDS. Subject to the exceptions set forth in the disclosure letter to be delivered to UEC and Sub in connection herewith (the "NDS Disclosure Letter"), NDS represents and warrants to UEC and Sub as follows:

          (a) Organization, Standing and Power.

             (i) Each of NDS and its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than where the failure to be so organized or so to qualify (individually or in the aggregate) would not have a Material Adverse Effect (as defined below) on NDS. NDS has delivered to UEC complete and correct copies of its certificate of incorporation and bylaws. Section 3.1(a) of the NDS Disclosure Letter sets forth each direct, or indirect, Subsidiary of NDC and its jurisdiction of incorporation.

             (ii) As used in this Merger Agreement a "Material Adverse Effect" shall mean any effect or change that is or would be materially adverse to the business, operations, assets, condition

        (financial or otherwise) or results of operations of (i) in respect of NDS, NDS and its direct and indirect Subsidiaries, taken as a whole, in the amount of $25,000 (except that solely with respect to Sections 6.2(a) and 7.1(c), such amount shall be $250,000) and (ii) in respect of UEC, UEC and all of its direct and indirect Subsidiaries taken as a whole; provided, however, a Material Adverse Effect shall not include
        (A) any effect or change, including changes in national or international economic conditions, relating to or affecting the United States land contract drilling industry as a whole (including a decline in United States or worldwide oil and gas commodity prices), (B) changes, or possible changes, in foreign, Federal, state or local statutes and regulations or (C) any action taken or required to be taken to satisfy any requirement imposed in connection with the review of the Merger under the HSR Act.

          (b) Capital Structure.

             (i) Section 3.1(b)(i) of the NDS Disclosure Letter sets forth the authorized, issued and outstanding capital stock of NDS and each Subsidiary as well as any other securities (including debt securities) of NDS or its Subsidiaries. Except as set forth on Section 3.1(b)(i) to the NDS Disclosure Letter, all outstanding shares of capital stock of NDS and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or other preferential rights of subscription or purchase other than those that have been waived or otherwise cured or satisfied and all such shares owned by NDS, or a direct or indirect wholly owned Subsidiary of NDS, are free and clear of all liens, charges, encumbrances, claims and options of any nature.

             (ii) Section 3.1(b)(ii) of the NDS Disclosure Letter sets forth the material terms (including exercise price, vesting schedule, date of grant, date of expiration and number of shares of NDS Common Stock or other securities underlying the securities) underlying all options, warrants, rights, commitments (including pre-emptive rights) or agreements (collectively, "Options") to which NDS or any Subsidiary of NDS is bound to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, shares of NDS Common Stock, capital stock of a Subsidiary or any other securities of NDS or its Subsidiaries.

             (iii) There are not as of the date hereof, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings (except for proxies being signed as set forth in Annex A) to which NDS is a party or by which it is bound relating to the voting of any shares of the capital stock of NDS. There are no restrictions on NDS to vote the capital stock of any of its Subsidiaries.

          (c) Authority; No Violations; Consents and Approvals.

             (i) The Board of Directors of NDS has approved the Merger and this Merger Agreement, by vote of the directors with no negative vote, and declared the Merger and this Merger Agreement to be in the best interests of the stockholders of NDS. The directors of NDS have advised NDS and UEC that they intend to vote or cause to be voted all of the shares of NDS Common Stock for which they have voting power in favor of approval of the Merger and this Merger Agreement. NDS has all requisite corporate power and authority to enter into this Merger Agreement and, subject, with respect to consummation of the Merger, to approval of this Merger Agreement and the Merger by the stockholders of NDS in accordance with the DGCL, to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NDS, subject, with respect to consummation of the Merger, to approval of this Merger Agreement and the Merger by the stockholders of NDS in accordance with the DGCL. This Merger Agreement has been duly executed and delivered by NDS and, subject, with respect to consummation of the Merger, to approval of this Merger Agreement and the Merger by the stockholders of NDS in accordance with the DGCL, and assuming this Merger Agreement constitutes the valid and binding obligation of UEC and Sub, constitutes a valid and binding obligation of NDS enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or effecting creditors' rights and to general principles of equity and limitations imposed on indemnity obligations by applicable federal and state securities laws.

             (ii) Except as set forth on Section 3.1(c)(ii) to the NDS Disclosure Letter, the execution and delivery of this Merger Agreement by NDS does not, and the consummation by NDS of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of NDS or any of its Subsidiaries under, any provision of (A) the Certificate of Incorporation or Bylaws of NDS or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to NDS or any of its Subsidiaries or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(ii) to the NDS Disclosure Letter and in subparagraph (iii) of this Section 3.1(c) are duly and timely obtained or made and the approval of the Merger and this Merger Agreement by the stockholders of NDS has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NDS or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on NDS, materially impair the ability of NDS to perform its obligations hereunder or prevent in any material respect the consummation of any of the transactions contemplated hereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any U.S. or non-U.S. court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by, or with respect to, NDS or any of its Subsidiaries in connection with the execution and delivery of this Merger Agreement by NDS or the consummation by NDS of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect, except for: (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a proxy statement in preliminary and definitive form relating to the meeting of NDS's stockholders to be held in connection with the Merger (the "Proxy Statement") and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Merger Agreement and the transactions contemplated hereby; (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws or (D) the filing of a premerger notification report by NDS under the HSR Act (if required by NDS), and the expiration or termination of the applicable waiting period with respect thereto.

          (d) SEC Documents. NDS has made available to UEC (or such information was readily accessible through the SEC Edgar Website) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NDS with the SEC since December 31, 1995 and prior to the date of this Merger Agreement (the "NDS SEC Documents") which are all the documents that NDS was required to file with the SEC since such date. As of their respective dates, the NDS SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such NDS SEC Documents, and none of the NDS SEC Documents contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of NDS included in the NDS SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments and other adjustments discussed therein) the consolidated financial position of NDS and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of NDS and its consolidated Subsidiaries for the periods presented therein.

          (e) Information Supplied. None of the information supplied or to be supplied by NDS for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of UEC Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC or when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by NDS and included or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of NDS or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to NDS or any of its Subsidiaries, or with respect to other information supplied by NDS for inclusion in the Proxy Statement or S-4, shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of NDS. The Proxy Statement, insofar as it relates to NDS or its Subsidiaries or other information supplied by NDS for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representations or warranties are made by NDS with respect to statements made or incorporated by reference therein based on information supplied by UEC or any of its Subsidiaries.

          (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the NDS SEC Documents or on Section 3.1(f) to the NDS Disclosure Letter, or except as contemplated by this Merger Agreement, since February 28, 1999, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of NDS's capital stock; (ii) any amendment of any material term of any outstanding equity security of NDS or any Subsidiary; (iii) any repurchase, redemption or other acquisition by NDS or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, NDS or any Subsidiary, except as contemplated by NDS Benefit Plans; (iv) any material change in any method of accounting or accounting practice by NDS or any Subsidiary; or (v) a Material Adverse Effect with respect to NDS.

          (g) No Undisclosed Material Liabilities. Except as disclosed in the NDS SEC Documents or on Section 3.1(g) to the NDS Disclosure Letter, there are no liabilities of NDS or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would have a Material Adverse Effect on NDS, other than:
     (i) liabilities adequately provided for on the Current Balance Sheet; (ii) liabilities incurred in the ordinary course of business since February 28, 1999; (iii) liabilities under this Merger Agreement; and
     (iv) except as disclosed on Section 3.1(l)(i) to the NDS Disclosure Letter.

          (h) No Default. Neither NDS nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) in the case of NDS and its Subsidiaries, their respective charter and bylaws, (ii) except as disclosed in Section 3.1(h) to the NDS Disclosure Letter, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which NDS or any of its Subsidiaries is now a party or by which NDS or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to NDS or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on NDS.

          (i) Compliance with Applicable Laws. NDS and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "NDS Permits"), except where the failure so to hold would not have a Material Adverse Effect on NDS. NDS and its Subsidiaries are in compliance with the terms of the NDS Permits, except where the failure so to comply would not have a Material Adverse Effect on NDS. Except as disclosed in the NDS SEC Documents or as set forth on
     Section 3.1(i) to the NDS Disclosure Letter, the businesses of NDS and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on NDS. Except as set forth on
     Section 3.1(i) to the NDS Disclosure Letter, no investigation or review by any Governmental Entity with respect to NDS or any of its Subsidiaries is pending or, to the best knowledge of NDS, threatened, other than those the outcome of which would not have a Material Adverse Effect on NDS.

          (j) Litigation. Except as disclosed in the NDS SEC Documents or in the NDS litigation report included in Section 3.1(j) of the NDS Disclosure Letter, there is no (i) suit, action or proceeding pending, or, to the best knowledge of NDS, threatened against or affecting NDS or any Subsidiary of NDS ("NDS Litigation"), or (ii) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against NDS or any Subsidiary of NDS ("NDS Order"), that could (in any case) have a Material Adverse Effect on NDS or prevent NDS from consummating the transactions contemplated by this Merger Agreement.

          (k) Taxes.

             (i) Except as set forth on Section 3.1(k)(i) to the NDS Disclosure Letter, each of NDS, each of its Subsidiaries and any affiliated, combined or unitary group of which any such corporation is or was a member has (A) timely (taking into account any extensions) filed in correct form all federal and all material state, local and non-U.S. returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by or with respect to it in respect of any Taxes (as hereinafter defined), (B) timely paid all Taxes that are due and payable (except for audit adjustments that would not have a Material Adverse Effect on NDS in the aggregate or to the extent that liability therefor is reserved for in NDS's unaudited balance sheet at February 28, 1999 included in the most recent Quarterly Report on Form 10-Q of NDS (the "Current Balance Sheet")) for which NDS or any of its Subsidiaries may be liable, (C) established reserves that are included in the Current Balance Sheet that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of NDS and its Subsidiaries through the date of the Current Balance Sheet, and (D) complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over, except where such failure to comply or to withhold would not have a Material Adverse Effect on NDS.

             (ii) Section 3.1(k)(ii) to the NDS Disclosure Letter sets forth the last taxable period through which the federal income Tax Returns of NDS and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or otherwise closed. Except to the extent being contested in good faith, all deficiencies asserted as a result of such examinations and any examination by any applicable state, local or non-U.S. taxing authority have been paid, fully settled or adequately provided for in the Current Balance Sheet. Except as set forth in the NDS SEC Documents or as set forth in Section 3.1(k)(ii) to the NDS Disclosure Letter, no federal, state, local or non-U.S. Tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which NDS or any of its Subsidiaries would be liable, and no deficiency for any such Taxes has been proposed, asserted or assessed pursuant to any such examination against NDS or any of its Subsidiaries by any federal, state, local or non-U.S. taxing authority with respect to any period.

             (iii) Except as disclosed on Section 3.1(k)(iii) to the NDS Disclosure Letter, neither NDS nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any other taxing authority
        (A) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which NDS or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or non-U.S. Tax law that relates to the assets or operations of NDS or any of its Subsidiaries.

             (iv) Except as disclosed on Section 3.1(k)(iv) to the NDS Disclosure Letter, there are no liens or security interests on any of the assets of NDS or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax other than for Taxes which are not yet delinquent.

             (v) Except as disclosed on Section 3.1(k)(v) to the NDS Disclosure Letter, neither NDS nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

             (vi) Neither NDS nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by NDS or any of its Subsidiaries.

             (vii) Except as set forth in NDS SEC Documents or as disclosed on
        Section 3.1(k)(vii) to the NDS Disclosure Letter, neither NDS nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement, tax indemnity agreement or similar agreement or arrangement.

             (viii) Except as disclosed on Section 3.1(k)(viii) to the NDS Disclosure Letter, neither NDS nor any of its Subsidiaries has any liability for Taxes under Treas. Reg. sec. 1.1502-6, or any similar provision of state, local or non-U.S. law, except for Taxes of the affiliated group of which NDS is the common parent corporation, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local or non-U.S. law.

             (ix) Neither NDS nor any of its Subsidiaries has participated in any international boycott within the meaning of Section 999 of the Code.

             (x) Except as disclosed on Section 3.1(k)(x) to the NDS Disclosure Letter and minor locations not material to the business of NDS and its U.S. Subsidiaries, neither NDS nor any of its Subsidiaries has had a permanent establishment in any foreign country, as defined in any applicable treaty or convention between the United States and such foreign country.

             (xi) Neither NDS nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          For purposes of this Merger Agreement, "Taxes" shall mean all federal, state, local, non-U.S. and other taxes, charges, fees, levies, imposts, duties, licenses or other assessments, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority.

          (l) Employee Matters; ERISA.

             (i) Benefit Plans. Section 3.1(l)(i) to the NDS Disclosure Letter contains a true and complete list and description of each of the following items: each employee benefit plan, program or arrangement covering any current or former officer, director, employee or independent contractor of NDS (or any of its Subsidiaries) or any of their dependents or beneficiaries (each, a "NDS Beneficiary") including, but not limited to, any "employee benefit plan" within the meaning of
        Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not terminated or covered by ERISA, if NDS or any of its Subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof. The items described above, together with each management, employment, deferred compensation, severance, change in control, bonus or other contract for personal services with or covering any NDS Beneficiary, whether or not terminated, if NDS or any of its Subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof, are referred to collectively herein as the "NDS Benefit Plans."

             (ii) Contributions and Payments. All material contributions and other material payments required to have been made by NDS or any entity required to be aggregated therewith pursuant to Code Section 414 (a "NDS ERISA Affiliate") with respect to any NDS Benefit Plan (or to any person pursuant to the terms thereof) have been or will be timely made and all such amounts properly accrued through the date of this Merger Agreement have been reflected in the financial statements of NDS included in the NDS SEC Documents.

             (iii) Qualification; Compliance. Each NDS Benefit Plan that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified or the applicable remedial period applicable to the Plan will not have ended prior to the Effective Time, and, to the best knowledge of NDS, no event or condition exists or has occurred that would reasonably be expected to result in the revocation or denial of any such determination which would have a Material Adverse Effect on NDS. With respect to each NDS Benefit Plan, NDS and each NDS ERISA Affiliate are in compliance with, and each NDS Benefit Plan and related source of benefit payment is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan or source, including, without limitation, ERISA, the Code and applicable local law (including non-U.S. law), except for violations that would not have a Material Adverse Effect on NDS. To the best knowledge of NDS, except as set forth in Section 3.1(l)(iii) to the NDS Disclosure Letter, no NDS Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the Department of Labor, or any other federal, state, or local governmental entity or is scheduled to be subject to such an audit, investigation or proceeding.

             (iv) Liabilities. With respect to the NDS Benefit Plans, individually and in the aggregate, and, to the best knowledge of NDS, there exists no condition or set of circumstances that could subject NDS or any NDS ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the Pension Benefit Guaranty Corporation ("PBGC"), or under any indemnity agreement to which NDS or any NDS ERISA Affiliate is a party), which liability, excluding liability for benefit claims, funding obligations and PBGC insurance premiums, each payable in the ordinary course, would have a Material Adverse Effect on NDS. No claim, action or litigation has been made, commenced or, to the best knowledge of NDS, threatened, by or against NDS or any of its Subsidiaries with respect to any NDS Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course) that would have a Material Adverse Effect on NDS.

             (v) Retiree Welfare Plans. Except as disclosed in Section 3.1(l)(v) to the NDS Disclosure Letter, no NDS Benefit Plan that is a "welfare plan" (within the meaning of ERISA Section 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA Section 601).

             (vi) Payments Resulting from Merger. Except as disclosed on Section 3.1(l)(vi) to the NDS Disclosure Letter, the consummation or announcement of any transaction contemplated by this Merger Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in (A) any payment (whether of severance pay or otherwise) becoming due from NDS or any of its Subsidiaries to any NDS Beneficiary or to the trustee under any "rabbi trust" or similar arrangement, or (B) any benefit under any NDS Benefit Plan being established or increased, or becoming accelerated, vested or payable.

             (vii) Funded Status of Plans. Each NDS Benefit Plan that is subject to either the minimum funding requirements of ERISA Section 302 or to Title IV of ERISA has assets that, as of the date hereof, have a fair market value not less than the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof, based on the actuarial methods, tables and assumptions utilized by such plan's independent actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof, in which case those different assumptions shall apply for purposes of this representation. NDS and its Subsidiaries have no unfunded liabilities, as determined under local funding requirements, with respect to any NDS Benefit Plans that cover such non-U.S. employees which would, in the aggregate, have a Material Adverse Effect on NDS.

             (viii) Multiemployer Plans. Except as described on Section 3.1(l)(viii) to the NDS Disclosure Letter, no NDS Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)), a multiple employer plan described in Code Section 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA
        Section 3(40)). Except as disclosed in Section 3.1(l)(viii) to the NDS Disclosure Letter, neither NDS nor any NDS ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

          (m) Labor Matters. Except as set forth in Section 3.1(m) to the NDS Disclosure Letter,

             (i) neither NDS nor any of its Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and to the knowledge of NDS and its Subsidiaries there is no current union representation dispute involving employees of NDS or any of its Subsidiaries nor does NDS or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

             (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against NDS or any of its Subsidiaries pending, or, to the knowledge of NDS or any of its Subsidiaries, threatened, that has, or would have, a Material Adverse Effect on NDS;

             (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against NDS or any of its Subsidiaries pending, or, to the knowledge of NDS or any of its Subsidiaries, threatened, that has, or would have, a Material Adverse Effect on NDS;

             (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of NDS or any of its Subsidiaries, threatened, against or involving NDS or any of its Subsidiaries that has, or could have, a Material Adverse Effect on NDS;

             (v) NDS and each of its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not have, a Material Adverse Effect on NDS; and

             (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NDS or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of NDS or any of its Subsidiaries is or may be entitled to claim indemnification from NDS or any of its Subsidiaries (A) pursuant to their respective charters or bylaws, (B) as provided in any indemnification agreement to which NDS or any Subsidiary of NDS is a party or (C) pursuant to applicable law that has, or would have, a Material Adverse Effect on NDS.

          (n) Intangible Property. NDS and its Subsidiaries possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs, know how, trade secrets, copyrights and other intellectual property rights that are material to the condition or conduct of the business operations of NDS and its Subsidiaries (collectively, the "NDS Intangible Property"). Except as set forth on Section 3.1(n) to the NDS Disclosure Letter, all of the NDS Intangible Property is owned by NDS or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those the failure to so own would not have a Material Adverse Effect on NDS. To the knowledge of NDS, the operation of the businesses of each of NDS or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trade secret, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made or notices received in connection therewith.

          (o) Environmental Matters.

          For purposes of this Merger Agreement:

             (A) "Environmental Law" means any applicable law regulating, prohibiting or requiring the notification of Releases into any part of the natural environment, pertaining to the protection of natural resources, the environment and public and employee health and safety, or governing or regulating the use, storage, handling, transportation, treatment, processing, disposal or generation of any Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C.
        Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
        Section 136 et seq.), Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.), Safe Drinking Water Act (Section 42 U.S.C. Section 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any other such applicable county, province, state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date.

             (B) "Hazardous Material" means any substance, material or waste which is regulated pursuant to any Environmental Law by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or in the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law;

             (C) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

             (D) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to
        (I) investigate, clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

             (i) Except as disclosed on Section 3.1(o)(i) to the NDS Disclosure Letter, the operations of NDS and its Subsidiaries have been and, as of the Closing Date, will be in compliance with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on NDS;

             (ii) Except as disclosed on Section 3.1(o)(ii) to the NDS Disclosure Letter, NDS and its Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not have a Material Adverse Effect on NDS;

             (iii) Except as disclosed on Section 3.1(o)(iii) to the NDS Disclosure Letter, NDS and its Subsidiaries are not subject to any outstanding orders, investigations or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws,
        (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material which would have a Material Adverse Effect on NDS;

             (iv) Except as disclosed on Section 3.1(o)(iv) to the NDS Disclosure Letter, NDS and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law or liability attributable to the Release of any Hazardous Material, which violations or liabilities, individually or in the aggregate, would have a Material Adverse Effect on NDS;

             (v) Except as disclosed on Section 3.1(o)(v) to the NDS Disclosure Letter, neither NDS nor any of its Subsidiaries has any contingent liabilities in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) that, individually or in the aggregate, would have a Material Adverse Effect on NDS;

             (vi) Except as disclosed on Section 3.1(o)(vi) to the NDS Disclosure Letter, the operations of NDS or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of Hazardous Material or any state equivalent are in compliance with applicable Environmental Laws, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NDS; and

             (vii) Except as disclosed on Section 3.1(o)(vii) to the NDS Disclosure Letter, to the best knowledge of NDS, there is not now on or in any property (leased or owned) of NDS or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments;
        (B) any asbestos-containing materials; or (C) any polychlorinated biphenyls, any of which ((A), (B), or (C) preceding), individually or in the aggregate, would have a Material Adverse Effect on NDS.

          (p) Opinion of Financial Advisor. NDS has received the verbal opinion of Houlihan Lokey Howard & Zukin (a written copy of which will be delivered to UEC promptly upon receipt by NDS) to the effect that, as of the date hereof, the Conversion Number is fair from a financial point of view to the holders of NDS Common Stock.

          (q) State Takeover Statutes; Vote Required. NDS has taken all action to assure that no state takeover statute or similar statute or regulation, including, without limitation, Section 203 of the DGCL, shall apply to the Merger or any of the other transactions contemplated hereby. The affirmative vote of the holders of a majority of the outstanding shares of NDS Common Stock is the only vote of the holders of any class or series of NDS capital stock necessary to approve this Merger Agreement and the transactions contemplated hereby. NDS has taken such other action with respect to any other anti-takeover provisions in its Bylaws or Certificate of Incorporation to the extent necessary to consummate the Merger on the terms set forth in this Merger Agreement.

          (r) Intentionally Omitted

          (s) Intentionally Omitted

          (t) Insurance. NDS maintains insurance coverage reasonably adequate for the operation of the business of NDS and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage. Section 3.1(t) sets forth a true and complete list of such coverage.

          (u) Brokers. Except as disclosed on Section 3.1(u) to the NDS Disclosure Letter hereof, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of NDS.

          (v) Material Contracts and Agreements. All material contracts of NDS and its Subsidiaries have been included in the NDS SEC Documents unless not required to be so included pursuant to the rules and regulations of the SEC. Section 3.1(v) to the NDS Disclosure Letter sets forth a list of all written or oral contracts, agreements or arrangements to which NDS or any of its Subsidiaries or any of their respective assets is bound that would be required to be filed as exhibits to NDS's Annual Report on Form 10-K for the year ended November 30, 1998, or, based on information currently available to NDS, are expected to be required to be filed as an exhibit to NDS's Annual Report on Form 10-K for the year ended November 30, 1999.
     Section 3.1(v) to the NDS Disclosure Letter also sets forth each drilling contract, employment or severance contract, lease agreement (that require payments that in the aggregate exceed $25,000 over the term of such lease) and credit agreement, note or other instrument relating to indebtedness of NDS or its Subsidiaries (except that would not involve indebtedness individually or in the aggregate amounts exceeding $25,000).

          (w) Title to Properties.

             (i) Section 3.1(w)(i) to the NDS Disclosure Letter sets forth a true and complete list of each drilling rig and related drilling equipment owned or leased by NDS or its Subsidiaries, including a summary of the technical specifications thereof. Such drilling rigs constitute 16 marketable rigs. Each of NDS and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its properties and assets purported to be owned by it in the NDS SEC Documents, except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business, and except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such assets and properties, other than assets and properties in which NDS or any of the Subsidiaries has leasehold interests, are free and clear of all liens, other than those set forth in the NDS SEC Documents, and except for liens, that, in the aggregate, do not and will not materially interfere with the ability of NDS or any of its Subsidiaries to conduct business as currently conducted.

             (ii) Except as specifically disclosed in the NDS SEC Documents, Each of NDS and its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

          (x) Representations Relating to Sunny Plants, Inc. and Lobell Corporation.

             (i) The fair market value of the real property secured by the mortgage note from Farm Credit of South Florida to Sunny Plants, Inc. (which NDS or its Subsidiaries have guaranteed pursuant to that certain Guarantee dated April 29, 1993) is equal to or greater than the obligations (including costs and expenses, including accounting and attorneys' fees that would be required to be paid or reimbursed by NDS or its Subsidiaries in connection with foreclosure and collection or otherwise) that NDS and its Subsidiaries are responsible for pursuant to such guarantee.

             (ii) All costs and expense relating to the discontinuance of operations of NDS's Subsidiary, Lobell Corporation and its affiliates, and its former subsidiary, Sunny Plants, Inc. and its affiliates that have not yet been paid in full are fully accrued for as current liabilities on the Current Balance Sheet (except for amounts specifically disclosed in the Company's annual report or Form 10-K for the year ended November 30, 1998).

     3.2 Representations and Warranties of UEC and Sub. Subject to the exceptions set forth in the disclosure letter to be delivered to NDS in connection herewith (the "UEC Disclosure Letter"), UEC and Sub jointly and severally represent and warrant to NDS as follows:

          (a) Organization, Standing and Power. Each of UEC and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to be so organized or so to qualify (individually or in the aggregate) would not have a Material Adverse Effect on UEC.

          (b) Capital Structure. As of the date hereof, the authorized capital stock of UEC consists of 50,000,000 shares of UEC Common Stock and 5,000,000 of preferred stock ("UEC Preferred Stock"). At the close of business on March 31, 1999 (i) 16,489,281 shares of UEC Common Stock were issued and outstanding, (ii) no shares of UEC Preferred Stock were outstanding and (iii) an aggregate of 2,183,910 shares of UEC Common Stock were reserved for issuance pursuant to outstanding options, warrants and agreements. As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, 1,000 shares of which are validly issued, fully paid and nonassessable, and are owned by UEC. Sub was formed solely for the purpose of participating in the Merger, has no assets other than that amount of cash which is required for it to be organized as a corporation under the DGCL and has conducted no activities other than in connection with its incorporation.

          (c) Authority; No Violations, Consents and Approvals.

             (i) Each of UEC and Sub has all requisite corporate power and authority to enter into this Merger Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UEC and Sub. This Merger Agreement has been duly executed and delivered by UEC and Sub. Assuming this Merger Agreement constitutes the valid and binding obligation of NDS (and the Primary Stockholders), it also constitutes a valid and binding obligation of each of UEC and Sub and is enforceable against each of them in accordance with its terms; provided, however, that such enforceability is subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and limitations imposed on indemnity obligations by applicable federal and state securities laws.

             (ii) Except as set forth on Section 3.2(c)(ii) to the UEC Disclosure Letter, the execution and delivery of this Merger Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of UEC or Sub under, any provision of (A) the Certificate of Incorporation or Bylaws of UEC or Sub, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to UEC or Sub or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UEC or Sub or any of properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on UEC, materially impair the ability of UEC or Sub to perform its respective obligations hereunder or prevent in any material respect the consummation of any of the transactions contemplated hereby.

             (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to UEC in connection with the execution and delivery of this Merger Agreement by UEC and Sub or the consummation by UEC and Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on UEC, except for: (A) the filing with the SEC of the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Merger Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (C) filings with, and approval of, the American Stock Exchange, Inc. (the "AMEX"); (D) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws or (E) the filing of a premerger notification report by UEC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto.

          (d) SEC Documents. A true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by UEC with the SEC since January 1, 1996 (the "UEC SEC Documents") has been made available to NDS (or such information was readily accessible through the SEC Edgar Website). The UEC SEC Documents are all the documents (other than preliminary material) that UEC was required to file with the SEC since such date. As of their respective dates, the UEC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such UEC SEC Documents, and none of the UEC SEC Documents contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they

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     were made, not misleading. The financial statements of UEC included in the
     UEC SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments and other adjustments discussed therein) the consolidated financial position of UEC and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of UEC and its consolidated Subsidiaries for the periods presented therein.

          (e) Information Supplied. None of the information supplied or to be supplied by UEC or any of its Subsidiaries for inclusion or incorporation by reference in the S-4 will, at the time the S-4 is filed with the SEC or when it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by UEC or any of its Subsidiaries and included or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of NDS or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to UEC or any of its Subsidiaries, or with respect to other information supplied by UEC or any of its Subsidiaries for inclusion in the Proxy Statement or S-4, shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to UEC or Subsidiaries of UEC or other information supplied by UEC or any of its Subsidiaries for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representations or warranties are made by UEC with respect to statements made or incorporated by reference therein based on information supplied by NDS or any of NDS's Subsidiaries.

          (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the UEC SEC Documents or on Section 3.2(f) to the UEC Disclosure Letter, or except as contemplated by the Merger Agreement, since December 31, 1998 there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of UEC's capital stock; (ii) any amendment of any material term of any outstanding equity security of UEC or any Subsidiary; (iii) any material change in any method of accounting or accounting practice by UEC or any Subsidiary; or (iv) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that would have a Material Adverse Effect on UEC.

          (g) No Undisclosed Material Liabilities. Except as disclosed in the UEC SEC Documents or on Section 3.2(g) to the UEC Disclosure Letter, there are no liabilities of UEC or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would have a Material Adverse Effect on UEC, other than:
     (i) liabilities adequately provided for on the balance sheet of UEC dated as of December 31, 1998 (including the notes thereto) contained in UEC's Annual Report on Form 10-K for the year ended December 31, 1998 or (ii) liabilities incurred in the ordinary course of business since December 31, 1998.

          (h) Litigation. Except as disclosed in the UEC SEC Documents or on
     Section 3.2(h) to the UEC Disclosure Letter, there is no (i) suit, action or proceeding pending or, to the best knowledge of UEC, threatened against or affecting UEC or any Subsidiary of UEC ("UEC Litigation"), or (ii) judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against UEC or any Subsidiary of UEC that (in any case) would have a Material Adverse Effect on UEC or prevent UEC from consummating the transactions contemplated by this Merger Agreement.

          (i) No Vote Required. No vote of the holders of any class or series of UEC capital stock is necessary to approve the Merger Agreement or the transactions contemplated hereby, including, without limitation, the issuance of UEC Common Stock.

          (j) Material Contracts and Agreements. All material contracts of UEC or its Subsidiaries have been included in the UEC SEC Documents unless not required to be included pursuant to the rules and regulations of the SEC.
     Section 3.2(j) of the UEC Disclosure Letter sets forth a list of all written or oral contracts, agreements or arrangements to which UEC or any of its Subsidiaries or any of their respective assets are bound which meet the definition of material contracts set forth in Section 6.01 of Regulation S-K promulgated under the Securities Act and which have not been included in the UEC SEC Documents.

          (k) Broker Fees. No broker or finder has acted for UEC in connection with this Merger Agreement and no broker or finder is entitled to any brokerage or finders fee or to any commission in respect thereof based upon arrangements or understandings made by or on behalf of UEC.

                                   ARTICLE IV

                COVENANTS RELATING TO CONDUCT OF BUSINESS OF NDS

     4.1 Conduct of Business by NDS Pending the Merger. During the period from the date of this Merger Agreement and continuing until the Effective Time, NDS agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Merger Agreement, or to the extent that UEC shall otherwise consent in writing):

          (a) Ordinary Course. Except as provided on Section 4.1(a) to the NDS Disclosure Letter, each of NDS and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it, in each case consistent with past practices, to the end that its goodwill and ongoing business shall not be impaired in any material respect to the fullest extent reasonably possible at the Effective Time.

          (b) Dividends; Changes in Stock. Except as provided on Section 4.1(b) to the NDS Disclosure Letter, NDS shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends from a Subsidiary of NDS to NDS or another Subsidiary of NDS; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of NDS capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of NDS's capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan.

          (c) Issuance of Securities. Except as provided on Section 4.1(c) to the NDS Disclosure Letter, NDS shall not, and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt (i.e. debt securities or preferred stock having any rights to vote at any meeting of stockholders) or convertible securities, other than: (i) the issuance of NDS Common Stock upon the exercise of the NDS Stock Options granted under the NDS Stock Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock-based awards made prior to the date hereof pursuant to the

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

     NDS Stock Plans; (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent; and (iii) the NDS Stock Options contemplated by Annex B.

          (d) Governing Documents. Except as contemplated hereby or in connection herewith, neither NDS nor any of its Subsidiaries shall amend or propose to amend its Certificate of Incorporation or Bylaws.

          (e) No Acquisitions. NDS shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof without the prior written consent of UEC.

          (f) No Dispositions. Other than: (i) dispositions or proposed dispositions listed on Section 4.1(f) to the NDS Disclosure Letter; or (ii) sales or leases in the ordinary course of business consistent with past practice, NDS shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets without the prior written consent of UEC.

          (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Merger Agreement, NDS shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of NDS or any of its Subsidiaries.

          (h) Certain Employee Matters. Except as set forth on Section 4.1(h) to the NDS Disclosure Letter or as may be required by applicable law or any agreement to which NDS or any NDS ERISA Affiliate is a party on the date hereof or as expressly contemplated by this Merger Agreement, NDS shall not, nor shall it permit any NDS ERISA Affiliate to:

             (i) amend, or increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under, any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, and maintained by, contributed to or entered into by, NDS or any NDS ERISA Affiliate, including, without limitation, the existing NDS Benefit Plans except in the ordinary course of business consistent with past practice and as approved in advance by UEC in writing, such approval not to be unreasonably withheld;

             (ii) increase (or enter into any contract, agreement, commitment or arrangement to increase in any manner) the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NDS or any NDS ERISA Affiliate, except increases in the ordinary course of business consistent with past practice;

             (iii) adopt, establish or implement any plan, policy or other arrangement providing for any form of benefits or other compensation to any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NDS or any NDS ERISA Affiliate;

             (iv) enter into or amend any employment agreement, severance agreement, or other contract, agreement or arrangement with any current or former director, officer, employee or independent contractor who would be deemed to be an employee under applicable guidelines published by the IRS, of NDS or any NDS ERISA Affiliate; or

             (v) pay or agree to pay any pension, retirement allowance or other benefit not required or contemplated by any of the existing NDS Benefit Plans as in effect on the date of this Merger Agreement to any current or former director, officer, employee or independent contractor who

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

        would be deemed to be an employee under applicable guidelines published by the IRS, of NDS or any NDS ERISA Affiliate.

          (i) Indebtedness; Leases; Capital Expenditures. Except as set forth on
     Section 4.1(i) to the NDS Disclosure Letter, NDS shall not, nor shall NDS permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of NDS or any of its Subsidiaries or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of NDS or any of its Subsidiaries in connection with any indebtedness thereof, except for those securing purchase money indebtedness or (C) commit to aggregate capital expenditures in excess of $100,000 during any calendar month, except as approved in advance in writing by UEC, such approval not to be unreasonably withheld.

          (j) Taxes. Neither NDS nor any of its Subsidiaries shall make any material election relating to Taxes or compromise any material Tax liability.

          (k) Accounting. Neither NDS nor any of its Subsidiaries shall change any material accounting principle used by it, except as required by statement, rules or regulations promulgated by the Financial Accounting Standards Board (the "FASB") or the SEC.

     4.2  No Solicitation.

          (a) NDS will not, and will not authorize or permit any of its officers, directors, agents and other representatives or those of any of its Subsidiaries (collectively, "NDS Representatives") to, and will not authorize any employee of NDS or any of its Subsidiaries to and on becoming aware of will take all reasonable actions to stop the employee from continuing to, directly or indirectly, solicit or initiate or encourage (including by way of furnishing information) any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any person, or engage in any discussions or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that, notwithstanding any other provision of this Merger Agreement, NDS may, prior to the vote of the stockholders of NDS for approval of the Merger, but not thereafter if the Merger is approved thereby, in response and only in response to a written request made without any solicitation, initiation, encouragement, discussion or negotiation by NDS or any NDS Representatives, furnish information concerning NDS to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to a confidentiality agreement on substantially the same terms (provided that the NDS Board of Directors may, if required by its fiduciary duties, permit an offer to be received from such group in accordance with the terms of such confidentiality agreement) as the Confidentiality Agreements between NDS and UEC described in Section 5.1 hereof, provided that the Board of Directors of NDS shall conclude in good faith on the basis of, among other things, advice of outside counsel to NDS that such action is necessary in order for the Board of Directors of NDS to act in a manner that is required by its fiduciary obligations under applicable law. NDS shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by NDS or any NDS Representatives with respect to any Acquisition Proposal existing on the date hereof. NDS will promptly notify UEC of the pendency of any negotiations respecting, or the receipt of, any Acquisition Proposal. It is understood that any violation of this Section
     4.2 by NDS or any NDS Representative shall be deemed a material breach of this Merger Agreement by NDS. As used in this Merger Agreement, "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by UEC, for a tender or exchange offer, a merger, consolidation or other business combination involving NDS or any Subsidiary of NDS or any proposal to acquire in any manner a substantial (15% or more) equity interest in, or substantial portion of the assets of, NDS or any of its Subsidiaries.

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

          (b) Neither the Board of Directors of NDS nor any committee thereof shall, except in connection with the termination of this Merger Agreement pursuant to Section 7.1(a), (b) or (d), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to UEC or Sub, the approval or recommendation by the Board of Directors of NDS or any such committee of this Merger Agreement or the Merger, or take any action having such effect, or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, in the event the Board of Directors of NDS receives an Acquisition Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by a majority of the disinterested members thereof based on, among other things, the advice of outside counsel), it determines to be a Superior Proposal, the Board of Directors may withdraw or modify its approval or recommendation of this Merger Agreement or the Merger and may (subject to the following sentence) terminate this Merger Agreement, in each case at any time after midnight on the fifth business day following UEC's receipt of written notice (a "Notice of Superior Proposal") advising UEC that the Board of Directors has received an Acquisition Proposal that it has determined to be a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (including the proposed financing for such proposal and a copy of any documents conveying such proposal) and identifying the party making such Superior Proposal. NDS may terminate this Merger Agreement pursuant to the preceding sentence only if the stockholders of NDS shall not yet have voted upon the Merger and NDS shall have paid to UEC the Termination Fee (as defined in Section 7.2(b)). Any of the foregoing to the contrary notwithstanding, NDS may engage in discussions with any party that has made an unsolicited takeover proposal for the limited purpose of determining whether such proposal (as opposed to any further negotiated proposal) is a Superior Proposal. Nothing contained herein shall prohibit NDS from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) following UEC's receipt of a Notice of Superior Proposal.

          (c) For purposes of this Merger Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, all of the NDS Common Stock then outstanding or all or substantially all of the assets of NDS and its Subsidiaries, and otherwise on terms that a majority of the disinterested members of the Board of Directors of NDS determines in its good faith reasonable judgment to be more favorable to NDS's stockholders than the Merger. In reaching such good faith determination, the Board of Directors of NDS will give significant consideration to whether an Acquisition Proposal includes definite financing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Access to Information. Upon reasonable notice, NDS shall afford to the officers, employees, accountants, counsel and other representatives of UEC, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, NDS shall furnish promptly to UEC (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as UEC may reasonably request. UEC and NDS agree that they will not use any information obtained pursuant to this Section 5.1 for any purpose unrelated to the consummation of the transactions contemplated by this Merger Agreement. The Confidentiality Agreements dated as of March 1, 1999 and April 25, 1999, respectively, between UEC and NDS (the "Confidentiality Agreements") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

     5.2 NDS Stockholders' Meeting. NDS shall call a meeting of its stockholders to be held as promptly as practicable after the date hereof for the purpose of voting upon this Merger Agreement and the Merger. Subject to Sections 4.2(a) and (b), NDS will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its best efforts to obtain approval and adoption of this Merger Agreement and the Merger by its stockholders.

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NDS shall use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective.

     5.3 Legal Conditions to Merger. Except as otherwise provided herein, each of NDS, UEC and Sub will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger (including, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of NDS and UEC will, and will cause its respective Subsidiaries to, take all actions reasonably necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by (including requests for waivers or no action letters from the Securities and Exchange Commission), any Governmental Entity or court required to be obtained or made by NDS, UEC or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Merger Agreement. UEC shall (and NDS shall if required) file a premerger notification and report form under the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. UEC (and NDS if required) agrees to use reasonable efforts to promptly respond to any request for additional information pursuant to Section
(e)(1) of the HSR Act.

     5.4  Intentionally Omitted.

     5.5 Stock Options. At the Effective Time, each outstanding option to purchase NDS Common Stock and any stock appreciation rights related thereto that has been granted pursuant to the NDS Stock Plans and any warrant to acquire NDS Common Stock (an "NDS Stock Option"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such NDS Stock Option, a number of shares of UEC Common Stock equal to the number of shares of NDS Common Stock purchasable pursuant to such NDS Stock Option multiplied by the Conversion Number, at a price per share equal to the per-share exercise price for the shares of NDS Common Stock purchasable pursuant to such NDS Stock Option divided by the Conversion Number; provided, however, that in the case of any NDS Stock Option to which Code
Section 421 applies by reason of its qualification under any of the Code Sections 422-424, the exercise price and number of shares subject to such option shall be determined in a manner that meets the requirements for issuing or assuming a stock option in a transaction to which Code Section 424(a) applies and provided further, that the number of shares of UEC Common Stock that may be purchased upon exercise of such NDS Stock Option shall not include any fractional share and, upon exercise of such NDS Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of UEC Common Stock on the AMEX on the last trading day of the calendar month immediately preceding the date of exercise.

     5.6  Indemnification; Directors' and Officers' Insurance.

          (a) NDS shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of NDS or any of its Subsidiaries or an employee of NDS or any of its Subsidiaries who acts as a fiduciary under any NDS Benefit Plans (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or such employee of NDS or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (including arising out of or relating to the Merger, the consummation of the transactions contemplated herein, and any action taken in connection therewith) ("Indemnified

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     Liabilities"). Any Indemnified Party wishing to claim indemnification under this Section 5.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify NDS (or after the Effective Time, UEC and the Surviving Corporation), but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.6, except to the extent such failure materially prejudices such party. The
     Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (b) All rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the Indemnified Parties as provided in the Certificate of Incorporation or by-laws of NDS or its Subsidiaries and in any indemnification agreements to which they are parties shall survive the Merger, including the right to advancement of expenses as incurred to the fullest extent permitted by Delaware law, and the Surviving Corporation shall continue such indemnification rights for acts or omissions prior to the Effective Time in full force and effect in accordance with their terms and UEC shall be financially responsible therefor. The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, and his or her heirs and representatives. No party shall enter into any settlement regarding the foregoing without prior approval of the Indemnified Party, which approval shall not be unreasonably withheld.

     5.7 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

     5.8  Intentionally Omitted.

     5.9 Public Announcements. UEC and NDS will agree with each other with respect to the contents thereof before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Merger Agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system (but shall still provide a copy of such release to the other party).

     5.10 Other Actions. Except as contemplated by this Merger Agreement, neither UEC nor NDS shall, and shall not permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied.

     5.11 Advice of Changes; SEC Filings. UEC and NDS shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on UEC or NDS, as the case may be. NDS and UEC shall promptly provide each other (or their respective counsel) copies of all filings (other than HSR filings) made by such party with the SEC or any other state or federal Governmental Entity in connection with this Merger Agreement and the transactions contemplated hereby.

     5.12 Reorganization. It is the intention of UEC and NDS that the Merger will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state law). Neither NDS nor UEC (or any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger not to be so treated. The parties will characterize the Merger as such a reorganization for purposes of all Returns and other filings.

     5.13  Intentionally Omitted.

     5.14 Letter of NDS's Accountants. NDS shall use its best efforts to cause to be delivered to UEC a letter of Robinson Burdette Martin & Cowan, L.L.P., NDS's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to UEC, in form and substance reasonably satisfactory to UEC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4. In connection with NDS's efforts to obtain such letter, if requested by Robinson Burdette Martin & Cowan L.L.P., UEC shall provide a representation letter to Robinson Burdette Martin & Cowan, L.L.P. complying with SAS 72, if then required.

     5.15 Stock Options. On the first business day following announcement of this Merger Agreement to the public, NDS shall grant the NDS Stock Options described on Annex B pursuant to option agreements approved by UEC. UEC shall take all corporate action necessary to reserve for issuance a sufficient number of shares of UEC Common Stock for delivery upon exercise of the NDS Stock Options assumed by UEC in accordance with Section 2.1(d) and Section 5.5 of the Merger Agreement. As soon as possible after the Effective Time, UEC shall file with the SEC a registration statement on Form S-8 (or any successor form) with respect to the shares of UEC Common Stock subject to the NDS Stock Options (to the extent such shares of UEC Common Stock are permitted to be registered on Form S-8).

     5.16 Other Benefits. At UEC's request, such request deemed made hereby, NDS shall award to each of S. Howard Norton, III and John W. Norton a $40,000 stay bonus to be paid by NDS to such individual contemporaneously with the closing of the transactions contemplated by this Merger Agreement. In addition, UEC requires, and Sherman H. Norton, Jr. and NDS agree, as a condition to the Merger, (i) to amend Mr. Norton's existing employment agreement so that it does not require Mr. Norton to provide any services to NDS or UEC or their Subsidiaries following the Merger and (ii) to enter into a consulting/employment agreement that requires UEC to pay Mr. Norton an aggregate fee/salary at $25,000, provided such agreement shall not require Mr. Norton to provide any services to UEC or Norton or any of their respective Subsidiaries.

     5.17 Employment Agreements. S. Howard Norton, III and John W. Norton and UEC agree to negotiate in good faith new 3-year employment agreements with tailing 1 year non-compete arrangements and salaries at least equal to their current annual salaries and benefits substantially similar to their current benefits on the date of this Merger Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) NDS Stockholder Approval. This Merger Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of NDS Common Stock entitled to vote thereon.

          (b) AMEX Listing. The shares of UEC Common Stock issuable to NDS stockholders pursuant to this Merger Agreement shall have been authorized for listing on the AMEX upon official notice of issuance.

          (c) Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on UEC (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

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

          (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 5.7 hereof and, in addition, shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Merger Agreement.

     6.2 Conditions of Obligations of UEC and Sub. The obligations of UEC and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by UEC:

          (a) Representations and Warranties. Each of the representations and warranties of NDS set forth in this Merger Agreement shall be true and correct in all material respects as of the date of this Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) would not have a Material Adverse Effect on NDS, and UEC shall have received a certificate dated the Closing Date on behalf of NDS from a duly authorized officer of NDS to that effect.

          (b) Performance of Obligations of NDS. NDS shall have performed in all material respects all obligations required to be performed by it under this Merger Agreement at or prior to the Closing Date.

          (c) Intentionally Omitted.

          (d) Certifications and Opinion. NDS shall have furnished UEC with:

             (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of NDS approving this Merger Agreement and consummation of the Merger and the transactions contemplated hereby and directing the submission of the Merger to a vote of the stockholders of NDS;

             (ii) a certified copy of a resolution or resolutions duly adopted by the holders of a majority of the outstanding shares of NDS Common Stock approving the Merger and the transactions contemplated hereby; and

             (iii) a favorable opinion, dated the Closing Date, in customary form and substance, of Solovay Edlin & Eiseman, P.C., counsel to NDS, dated the Closing Date to the effect that:

                (A) NDS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in the Registration Statement;

                (B) NDS has the requisite corporate power to effect the Merger as contemplated by this Merger Agreement; the execution and delivery of this Merger Agreement did not, and the consummation of the Merger will not, violate any provision of NDS's Certificate of Incorporation or Bylaws; and upon the filing by the Surviving Corporation of the Certificate of Merger, the Merger shall become effective;

                (C) Each of NDS's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has corporate power to own its properties and assets and to carry on its business as presently conducted; and

                (D) The Board of Directors of NDS has taken all action required by the DGCL and its Certificate of Incorporation or its Bylaws to approve the Merger and to authorize the execution and delivery of this Merger Agreement and the transactions contemplated hereby; the Board of Directors and the stockholders of NDS have taken all action required by the DGCL and NDS's Certificate of Incorporation and By-Laws to authorize the Merger in accordance with the terms of this Merger Agreement; and this Merger Agreement is a valid and binding agreement of NDS enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally or governing the availability of equitable relief; and

          (e) Good Standing Certificates. NDS shall have furnished UEC with good standing and existence certificates for NDS and its Subsidiaries from their respective jurisdictions of incorporation and other jurisdictions as UEC shall reasonably request.

          (f) Tax Opinion. UEC shall have received an opinion, satisfactory to the receiving person, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of NDS, of Fulbright & Jaworski L.L.P., to the effect that, if the Merger is consummated in accordance with the terms of this Merger Agreement, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, UEC, Sub and NDS will each be a party to that reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized by UEC or Sub as a result of the Merger, which opinion shall not have been withdrawn or modified in any material respect. A second opinion, reconfirming the foregoing and dated as of the Closing Date, satisfactory to the receiving person, shall have been issued to UEC. In rendering such opinions, such counsel may receive and rely upon representations of fact contained in certificates of UEC, Sub and NDS.

     6.3 Conditions of Obligations of NDS. The obligation of NDS to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by NDS:

          (a) Representations and Warranties. Each of the representations and warranties of UEC and Sub set forth in this Merger Agreement shall be true and correct in all material respects as of the date of this Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) would not have a Material Adverse Effect on UEC, and NDS shall have received a certificate dated the Closing Date by a duly authorized officer of UEC to that effect.

          (b) Performance of Obligations of UEC and Sub. UEC and Sub shall have performed in all material respects all obligations required to be performed by them under this Merger Agreement at or prior to the Closing Date.

          (c) Certifications and Opinion. UEC shall have furnished NDS with:

             (i) a certified copy of a resolution or resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of UEC and Sub approving this Merger Agreement and consummation of the Merger and the transactions contemplated hereby;

             (ii) a favorable opinion, dated the Closing Date, in customary form and substance, of Fulbright & Jaworski LLP, Counsel to UEC, to the effect that:

                (A) Each of UEC and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power to own its properties and assets and to carry on its business as presently conducted and as described in its Annual Report on Form 10-K for the year ended December 31, 1998; UEC and Sub each has the requisite corporate power to effect the Merger as contemplated by this

           Merger Agreement; the execution and delivery of this Merger Agreement did not, and the consummation of the Merger will not, violate any provision of UEC's or Sub's Certificate of Incorporation or Bylaws; and upon the filing by the Surviving Corporation of the Certificate of Merger, the Merger shall become effective;

                (B) The respective Board of Directors of UEC and Sub have taken all action required under its jurisdiction of incorporation, its Certificate of Incorporation or its Bylaws to authorize the execution and delivery of this Merger Agreement and the transactions contemplated hereby, and to authorize the Merger in accordance with the terms of this Merger Agreement; and this Merger Agreement is a valid and binding agreement of UEC and Sub enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions now or hereafter in effect relating to creditors' rights generally or governing the availability of equitable relief; and

                (C) The shares of UEC Common Stock to be delivered to the holders of NDS Common Stock pursuant to Article II are duly authorized and when issued and delivered as contemplated by this Merger Agreement will be legally and validly issued and fully paid and nonassessable and no stockholders of UEC shall have any preemptive rights with respect thereto either pursuant to the organizational documents of UEC or under applicable law of the jurisdiction of UEC's organization.

          (d) Tax Opinion. NDS shall have received an opinion, satisfactory to NDS, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of NDS, a copy of which will be furnished to UEC, of outside counsel reasonably satisfactory to NDS, to the effect that, if the Merger is consummated in accordance with the terms of this Merger Agreement, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, UEC, Sub and NDS will each be a party to that reorganization within the meaning of Section 368(b) of the Code, no gain or loss will be recognized by the stockholders of NDS as a result of the Merger upon the conversion of shares of NDS Common Stock into shares of UEC Common Stock and no gain or loss will be recognized by NDS as a result of the Merger, which opinion shall not have been withdrawn or modified in any material respect. A second opinion, reconfirming the foregoing and dated as of the Closing Date, shall have been issued to NDS and a copy shall have been provided to UEC. In rendering such opinions, such counsel may receive and rely upon representations of fact contained in certificates of UEC, Sub and NDS.

          (e) Fairness Opinion. Houlihan Lokey Howard & Zukin has not revoked, modified or changed its opinion referred to in Section 3.1(p) in any manner adverse to the holders of the NDS Common Stock.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

     7.1 Termination. This Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of NDS:

          (a) by mutual written consent of NDS and UEC, or by mutual action of their respective Boards of Directors;

          (b) by either NDS or UEC if (i) the Merger shall not have been consummated by December 31, 1999 (provided that the right to terminate this Merger Agreement under this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);
     (ii) any court of competent jurisdiction, or

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

     some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) any required approval of the stockholders of NDS shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

          (c) by UEC if (i) for any reason NDS fails to use its reasonable best efforts to call and hold a stockholders' meeting for the purpose of voting upon this Merger Agreement and the Merger by December 31, 1999; (ii) NDS shall have failed to comply in any material respect with any of the covenants or agreements contained in this Merger Agreement to be complied with or performed by NDS at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by NDS of notice of such breach and is existing at the time of termination of this Merger Agreement); (iii) any representations and warranties of NDS contained in this Merger Agreement shall not have been true when made (provided such breach has not been cured within 30 days following receipt by NDS of notice of such breach and is existing at the time of termination of this Merger Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except where the failure to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) would not have a Material Adverse Effect on NDS; or (iv) the Board of Directors of NDS or any committee thereof (A) withdraws, modifies or changes its recommendation of this Merger Agreement or the Merger in a manner adverse to the UEC or shall have resolved to do any of the foregoing, or (B) approves or recommends, or proposes to approve or recommend, any Acquisition Proposal. For purposes of determining whether a representation or warranty is true or correct for purposes of this
     Section 7.1(c), the qualifications and information set forth in Annex C shall not be considered and shall be deemed not made.

          (d) by NDS if (i) UEC or Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Merger Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by UEC of notice of such breach and is existing at the time of termination of this Merger Agreement); (ii) any representations and warranties of UEC or Sub contained in this Merger Agreement shall not have been true when made (provided such breach has not been cured within 30 days following receipt by UEC of notice of such breach and is existing at the time of termination of this Merger Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except where the failure to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) would not have a Material Adverse Effect on UEC; or (iii) pursuant to Section 4.2(b).

          (e) By NDS if by June 30, 1999, UEC has not given NDS reasonable assurance that the S-4 will be declared effective by the SEC in sufficient time to consummate the Merger by December 31, 1999.

     7.2  Effect of Termination.

          (a) In the event of termination of this Merger Agreement by either NDS or UEC as provided in Section 7.1, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of NDS or UEC except (i) with respect to this Section 7.2, the second and third sentences of Section 5.1 and Section 8.1, and (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations or warranties or of any of its covenants or agreements, in each case, as set forth in this Merger Agreement except as provided in Section 8.9.

          (b) If UEC or NDS, as applicable, terminates this Merger Agreement pursuant to Section 4.2(b) or Sections 7.1(c)(iv)(B), NDS shall immediately pay UEC a fee of $1.0 million

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

     (the "Termination Fee") in cash or by wire transfer of immediately available funds to an account designated by UEC.

          (c) If UEC terminates this Merger Agreement pursuant to Section 7.1(c)(iv)(A) and NDS consummates a transaction pursuant to an Acquisition Proposal on or prior to September 30, 2000, NDS shall pay to UEC the Termination Fee. The Termination Fee payable under this Section 7.2(c) shall be payable on the consummation of such transaction.

          (d) NDS also agrees to pay to UEC the Termination Fee if (i) after the date hereof and before the termination of this Merger Agreement, an Acquisition Proposal shall have been made and publicly announced by any party, (ii) the stockholders of NDS shall not have approved the Merger and
     (iii) on or prior to September 30, 2000, NDS consummated a transaction pursuant to an Acquisition Proposal. The Termination Fee payable under this
     Section 7.2(d) shall be payable on the consummation of such transaction.

          (e) If this Agreement shall be terminated pursuant to Sections 7.1(c)(i), 7.1(c)(ii) or 7.2(c)(iii), then NDS shall pay UEC any and all expenses (not to exceed $400,000) incurred by UEC directly attributable to the proposed acquisition of NDS including negotiation and execution of this Agreement and the attempted completion of the Merger. Each such expense shall be paid within thirty days after UEC shall have submitted the written request for payment of such expense except that in the event NDS shall in good faith raise any question as to whether any particular expense is payable by NDS under this subsection (e), then NDS shall be entitled to delay payment of such expense until UEC shall supply documentation sufficient to establish that the particular expense is payable under the standards specified in this subsection (e). In no event shall any request for additional documentation to which UEC shall be entitled under this subsection (e) of itself entitle NDS to delay payment of any other expense owed by NDS under this subsection (e). If NDS shall for any reason fail to make payment specified herein at the time required, then NDS shall pay UEC on demand interest at a per annum rate equal to 300 basis points in excess of the prime rate (as reported in the Wall Street Journal) (or the maximum lawful rate if lesser than such rate) on the amount remaining unpaid from that time until such payment shall be received by UEC and shall also reimburse UEC for all attorney's fees and other expenses which UEC shall reasonably incur to enforce its rights to such payment.

          (f) If this Agreement shall be terminated pursuant to Sections 7.1(d)(i) or 7.1(d)(ii), then UEC shall pay NDS any and all expenses (not to exceed $250,000) (the "NDS Expense Amount") incurred by NDS directly attributable to the proposed acquisition of NDS including negotiation and execution of this Merger Agreement and the attempted completion of the Merger. Each such expense shall be paid within thirty days after NDS shall have submitted the written request for payment of such expense except that in the event NDS shall in good faith raise any question as to whether any particular expense is payable by UEC under this subsection (f), then UEC shall be entitled to delay payment of such expense until NDS shall supply documentation sufficient to establish that the particular expense is payable under the standards specified in this subsection (f). In no event shall any request for additional documentation to which UEC shall be entitled under this subsection (f) of itself entitle UEC to delay payment of any other expense owed by UEC under this subsection (f). If UEC shall for any reason fail to make payment specified herein at the time required, then UEC shall pay NDS on demand interest at a per annum rate equal to 300 basis points in excess of the prime rate (as reported in the Wall Street Journal) (or the maximum lawful rate if lesser than such rate) on the amount remaining unpaid from that time until such payment shall be received by NDS and shall also reimburse NDS for all attorney's fees and other expenses which NDS shall reasonably incur to enforce its rights to such payment. In addition, in the event NDS has terminated the Merger Agreement pursuant to Section 7.1(d)(i) and UEC's failure to materially comply with such agreements or covenants was due to circumstances or events reasonably within its control or primarily caused by it, UEC shall pay, in addition to the NDS Expense Amount, the sum of $250,000 (the "NDS Termination Fee"). In addition, in the event NDS has terminated the Merger Agreement pursuant to
     Section 7.1(e) of the Merger Agreement, UEC shall pay, in addition to the NDS

     Expense Amount, the sum of $125,000; provided, however, such amount shall be paid in lieu of (and not in addition to) the NDS Termination Fee.

          (g) The parties hereto agree that the agreements contained in this
     Section 7.2 are an integral part of this transactions contemplated by this Merger Agreement and constitute liquidated damages, and each party's sole and exclusive remedy in the event of termination of this Merger Agreement, and not a penalty.

     7.3 Amendment. This Merger Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of NDS, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Payment of Expenses. Except as set forth in Section 7.2, each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Merger Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated.

     8.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Merger Agreement or in any instrument delivered pursuant to this Merger Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except (i) for the agreements contained in Sections 2.1, 2.2, 5.5, 5.6,
5.12 and 7.2 and this Article VIII and (ii) as otherwise provided in Section
8.4. The Confidentiality Agreements shall survive the execution and delivery of this Merger Agreement, and the provisions of the Confidentiality Agreements shall apply to all information and material delivered hereunder.

     8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

            (a) if to UEC or Sub, to:
               16800 Greenspoint Park, Suite 225 N
               Houston, Texas 77060
               Attention: Chief Financial Officer
               Fax: (281) 875-9145

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

                with a copy to:

                Fulbright & Jaworski L.L.P.
               1301 McKinney, Suite 5100
               Houston, Texas 77010
               Attention: Charles L. Strauss, Esquire
               Fax: (713) 651-5246

         and (b) if to NDS, to:

                Norton Drilling Services, Inc.
                5211 Brownfield Highway, Suite 230
                Lubbock, Texas 79407
                Attention: Howard Norton, President
                Fax: (806) 785-8420

         with a copy to:

                  Solovay Edlin & Eiseman, P.C.
                845 Third Avenue
                New York, New York 10022
                Attention: Michael B. Solovay, Esq.
                Fax: (212) 355-4608

     8.4 Limited Joinder by Primary Stockholders. In order to induce UEC and Sub to enter into this Merger Agreement, each of the Primary Stockholders agree as follows:

          (a) General Indemnity by the Primary Stockholders. The Primary Stockholders, jointly and severally covenant and agree that such Primary Stockholders will indemnify, hold harmless and defend UEC and Sub and their respective officers, directors, employees, agents, representatives and affiliates (including NDS and its Subsidiaries) and their respective heirs, legal representatives, successors and assigns (collectively, the "UEC Indemnified Parties"), at all times from and after the Closing Date, from and against 20% of any claims, liabilities, obligations, losses, damages, costs, expenses (including reasonable attorney's fees and costs and expenses of investigation) ("Damages") of or to any of UEC Indemnified Parties that may now or in the future be paid, incurred or suffered by any UEC Indemnified Party or asserted against any UEC Indemnified Party by any person resulting or arising from or incurred in connection with any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of any party hereto other than UEC or Sub under this Merger Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to UEC or Sub pursuant to the terms of this Merger Agreement.

          (b) Indemnification Basket; Limitation; Effect of Materiality Qualifiers; Pro Rata Obligation.

             (i) For purposes of determining whether there has been a misrepresentation or breach of a representation or warranty for purposes of this Section 8.4 only, all representations and warranties shall be deemed to have been made with the following qualifier: "To the Primary Stockholders' knowledge after thorough investigation". There shall be no indemnification under Section 8.4(a) for a misrepresentation or breach of a representation or warranty recoverable against a party obligated to provide indemnification under Section 8.4(a) until the Damages (gross, without reduction to the Primary Stockholders 20% proportionate share) for which indemnification is sought from such party (for this purpose, the Primary Stockholders shall be deemed a single party) exceed $250,000 in the aggregate (the "Basket Amount"), and once all such Damages (gross, without reduction to the Primary Stockholders 20% proportionate share) exceed the Basket Amount, such party shall be obligated to the UEC Indemnified Parties for any and all such Damages exceeding the Basket Amount. In addition, the Primary Stockholders obligation to provide indemnification under Section 8.4(a) shall be limited in the aggregate to payments to all UEC Indemnified Parties of $1,500,000.

             (ii) For purposes of the indemnification under Section 8.4(a), all representations and warranties shall be deemed to survive until December 31, 2000 (the "Survival Period"). Any claim for indemnification with respect to a misrepresentation or breach of a representation or warranty breach or inaccuracy must be made within the Survival Period. Any claim for indemnification that is made during the Survival Period for making such claim shall remain in effect for purposes of such indemnification and all matters relating to such claim, including counterclaims and other claims arising out of or relating to the same general matter, notwithstanding such claim may not be resolved within the Survival Period.

             (iii) For purposes of determining the right of a party to make a claim for indemnification for a misrepresentation or breach of representation or warranty under Section 8.4(a), all representations and warranties that have been made subject to a materiality or dollar qualification (including any Material Adverse Effect) shall be deemed to have been made without that qualification, it being understood and agreed that the threshold provided for above under the "Basket Amount" is intended to be the only materiality qualification for such matters for purposes of indemnification.

          (c) Waiver of Contribution. Any claim for indemnification made by any UEC Indemnified Party pursuant to this Section 8.4 shall be asserted against the Primary Stockholders and their heirs, legal representatives, successors and assigns. Such Primary Stockholders hereby expressly acknowledges and agrees that such Primary Stockholder shall be liable and responsible therefor to the extent provided in this Section 8.4 and that it shall not seek or receive indemnification or contribution from NDS or its Subsidiaries, with respect to such claim for indemnification.

          (d) Covenant Not to Compete With the Business. Each of the Primary Stockholders agrees that, effective as of the Closing Date, for a period of three years thereafter in all jurisdictions other than Louisiana, which shall be applicable for two years only, such Primary Stockholder will not, and will cause each of his Affiliates to not, without the consent of UEC, directly or indirectly, provide contract land drilling services in the State of Texas, Oklahoma, New Mexico and Louisiana (including all parishes therein) and the country of Mexico except for the account of UEC and its Affiliates. The Primary Stockholders acknowledge that a remedy at law for any breach or attempted breach of this Section 8.4(d) will be inadequate and further agree that any breach of this Section 8.4(d) will result in irreparable harm to NDS and UEC and NDS and UEC shall, in addition to any other remedy that may be available to either of them, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. The Primary Stockholders acknowledge that this covenant not to compete is being provided as an inducement to UEC to consummate the Merger and that this Section 8.4(d) contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of UEC and NDS. Whenever possible, each provision of this Section 8.4(d) shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 8.4(d) shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 8.4(d). If any provision of this Section 8.4(d) shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 8.4(d) but shall be confined in its operation to the provision of this Section 8.4(d) directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 8.4(d) should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

     8.5 Interpretation: Certain Definitions. When a reference is made in this Merger Agreement to Sections, such reference shall be to a Section of this Merger Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement. Whenever the word "include," "includes" or "including" is used in this Merger Agreement, it shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Merger Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Merger Agreement, "affiliate" means, as to the person specified, any person controlled, controlled by, or under common control with such person, and "person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust or other entity.

     8.6 Counterparts. This Merger Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.7 Entire Agreement; No Third-Party Beneficiaries. This Merger Agreement (together with the Confidentiality Agreement, and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Section 5.6, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.8 Governing Law. This Merger Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

     8.9 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Merger Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Merger Agreement or makes the Merger Agreement impossible to perform in which case this Merger Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Merger Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.3 hereof or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     8.10 Assignment. Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed direct or indirect wholly owned Subsidiary of UEC. Subject to the preceding sentence, this Merger Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.11 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States located in the State of Texas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court sitting in Texas in the event any dispute between the parties hereto arises out of this merger Agreement solely in connection with such a suit between the parties, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Merger Agreement in any court other than a Federal or state court sitting in Texas.

     IN WITNESS WHEREOF, each of the following individuals has caused this Merger Agreement to be signed, and each party that is not an individual has caused this Merger Agreement to be signed, by its respective officers thereunto duly authorized, all as of the date first written above.

                                            UTI ENERGY CORP.

                                            By:   /s/ JOHN E. VOLLMER III
                                              ----------------------------------
                                                     John E. Vollmer III
                                                   Chief Financial Officer

                                            NDS ACQUISITION CORP.

                                            By:   /s/ JOHN E. VOLLMER III
                                              ----------------------------------
                                                     John E. Vollmer III
                                                   Chief Financial Officer

                                            NORTON DRILLING SERVICES, INC.

                                            By:  /s/ S. HOWARD NORTON, III
                                              ----------------------------------
                                                    S. Howard Norton, III
                                                          President

                                            PRIMARY STOCKHOLDERS

                                               /s/ SHERMAN H. NORTON, JR.
                                            ------------------------------------
                                                   Sherman H. Norton, Jr.

                                                /s/ S. HOWARD NORTON, III
                                            ------------------------------------
                                                   S. Howard Norton, III

                                                   /s/ JOHN W. NORTON
                                            ------------------------------------
                                                       John W. Norton

                          ANNEX A TO MERGER AGREEMENT

                             SHERMAN H. NORTON, JR.
                             S. HOWARD NORTON, III
                                 JOHN W. NORTON
                              NORTON FAMILY TRUST

                          ANNEX B TO MERGER AGREEMENT

JOHN W. NORTON         114,000 NORTON SHARES   $   converts into 30,000
                                                        UTI shares
S. HOWARD NORTON, III  114,000 NORTON SHARES   $   converts into 30,000
                                                        UTI shares

                        3 Year vesting,  1/3,  1/3, 1/3

Exercise price equals greater of (A) $2.63 per share or (B) closing price for a share of NDS Common Stock on date of grant.

                                                                       EXHIBIT B

     [LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC]

April 26, 1999

The Board of Directors of
Norton Drilling Services, Inc.
c/o: Mr. S. Howard Norton
President and Chief Executive Officer
Norton Drilling Services, Inc.
5211 Brownfield Highway
Suite 230
Lubbock, Texas 79407-3501

Dear Mr. Norton:

     At your request, on behalf of the stockholders of Norton Drilling Services, Inc. (the "Company" hereinafter), we have analyzed certain financial information in relation to the Company's proposed acquisition by UTI Energy Corp., a Delaware corporation ("UTI" hereinafter) as set forth herein, and submit this letter on our findings.

     The acquisition would involve a merger between a subsidiary of UTI ("Sub" hereinafter) and the Company. The proposed consideration would involve UTI issuing to the shareholders of the Company .2631579 of a share of UTI Common Stock, $.001 par value, for every one share of the Company's Common Stock. Such transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed the Company's annual report to shareholders and Form 10-K for the fiscal year ended November 30, 1998 and quarterly reports on Form 10-Q for the quarters ended February 28, 1999, and August 31, 1998, which the Company's management has identified as being the most current financial statements available;

     2. reviewed UTI's Form 10-K for the fiscal year ended December 31, 1998;

     3. reviewed a copy of the Draft Agreement and Plan of Merger among UTI Energy Corp., NDS Acquisition Corp., and Norton Drilling Services, Inc. and the Primary Shareholders of Norton Drilling Services, Inc. dated April 26, 1999;

     4. reviewed a draft press release dated April 26, 1999, detailing the Transaction;

     5. reviewed UTI's April 26, 1999, press release regarding its March 31, 1999, quarter earnings;

     6. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

     7. spoke with Mr. John E. Vollmer III, Vice President, Treasurer and Chief Financial Officer, of UTI to discuss the operations, financial condition, future prospects and projected operations and performance of the combined company and UTI's rationale for the Transaction;

     8. visited the business offices of the Company;

     9. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     10. reviewed the historical market prices and trading volume for UTI's publicly traded securities;

     11. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

     12. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflects the best currently available estimates of the financial condition of the Company and that there has been no material change in the assets or financial condition of the Company since the date of the most recent financial statements made available to us. Projections for the Company, UTI, or the proposed combined company were not made available to us. As such, our opinion does not include an analysis of the future performance of the aforementioned entities.

     We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     The Company, like other companies and any business entities analyzed by Houlihan Lokey or which are otherwise involved in any manner in connection with this Opinion, could be materially affected by complications that may occur, or may be anticipated to occur, in computer-related applications as a result of the year change from 1999 to 2000 (the "Y2K Issue"). In accordance with long-standing practice and procedure, Houlihan Lokey's services are not designed to detect the likelihood and extent of the effect of the Y2K Issue, directly or indirectly, on the financial condition and/or operations of a business. Further, Houlihan Lokey has no responsibility with regard to the Company's efforts to make its systems, or any other systems (including its vendors and service providers), Year 2000 compliant on a timely basis. Accordingly, Houlihan Lokey shall not be responsible for any effect of the Y2K Issue on the matters set forth in this Opinion.

     In accordance with recognized professional ethics, our fees for this service are not contingent upon the opinion expressed herein, and neither Houlihan Lokey Howard & Zukin Financial Advisors, Inc. nor any of its employees have a present or intended financial interest in the Company.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                     LIMITING FACTORS AND OTHER ASSUMPTIONS

     In accordance with recognized professional ethics, the professional fee for this service is not contingent upon Houlihan Lokey Howard & Zukin Financial Advisors, Inc.'s ("Houlihan Lokey") conclusion of value, and neither Houlihan Lokey nor any of its employees has a present or intended financial interest in the Company.

     The opinion of value expressed herein is valid only for the stated purpose and date of the letter.

     The conclusions are based upon the assumption that present management would continue to maintain the character and integrity of the enterprise through any sale, reorganization, or diminution of the owners' participation.

     This letter and the conclusions arrived at herein are for the exclusive use of the Company. Furthermore, the letter and conclusions are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusions reached herein represent the considered opinion of Houlihan Lokey based upon information furnished to it by the Company and other sources. The extent to which the conclusions and valuations arrived at herein should be relied upon, should be governed and weighted accordingly.

     No opinion, counsel or interpretation is intended in matters that require legal or other appropriate professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

                                                                     EXHIBIT B

                         HOULIHAN LOKEY HOWARD & ZUKIN
                              Financial Advisors



April 26, 1999



The Board of Directors of
Norton Drilling Services, Inc.
c/o:  Mr. S. Howard Norton
President and Chief Executive Officer
Norton Drilling Services, Inc.
5211 Brownfield Highway
Suite 230
Lubbock, Texas 79407-3501

Dear Mr. Norton:

At your request, on behalf of the stockholders Norton Drilling Services, Inc. (the "Company" hereinafter), we have analyzed certain financial information in relation to the Company's proposed acquistion by UTI Energy Corp., a Delaware corporation ("UTI" hereinafter) as set forth herein, and submit this letter on our findings.

The acquisition would involve a merger between a subsidiary of UTI
("Sub" hereinafter) and the Company. The proposed consideration would involve UTI issuing to the shareholders of the Company .2631579 of a share of UTI common Stock, $.001 par value, for every one share of the Company's Common Stock. Such transaction and other related transaction disclosed to

Houlihan Lokey are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquires as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the Company's annual report to shareholders and Form 10-K for the fiscal year ended November 30, 1998 and quarterly reports on Form 10-Q for the quarters ended February 28, 1999, and August 31, 1998, which the Company's management has identified as being the most current financial statements available;

                                    Dallas
                             Texas Commerce Tower
                      2200 Ross Avenue, Suite 4350 West
                           Dallas, Texas 75201-2764
                      Tel 214 754 1677 Fax 214 754 1689

          Investment advisory services through Houlihan Lokey Howard
                         & Zukin Financial Advisors.

c/o:  Mr. S. Howard Norton
Chairman of the Board of Directors
April 26, 1999

                                                                          B-2



2.   reviewed UTI's From 10-K for the fiscal year ended December 31, 1998:

3. reviewed a copy of the Draft Agreement and Plan of Merger among UTI Energy Corp., NDS Acquisition Corp., and Norton Drilling Services, Inc. and the Primary Shareholders of Norton Drilling Services, Inc. dated April 26, 1999;

4. reviewed a draft press release dated April 26, 1999, detailing the Transaction;

5. reviewed UTI's April 26, 1999, press release regarding its March 31, 1999, quarter earnings;

6. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

7. spoke with Mr. John E. Vollmer III, Vice President, Treasurer and Chief Financial Officer, of UTI to discuss the operations, financial condition, future prospects and projected operations and performance of the combined Company and UTI's rational for the Transaction;

8.   visited the business offices of the Company;

9. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

10. reviewed the historical market prices and trading volume for UTI's publicly traded securities;

11. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transactions; and

12. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflects the best currently available estimates of the financial condition of the Company and that there has been no material change in the assets or financial condition of the company since the date of the most recent financial statements made available to us. Projections for the Company, UTI, or the proposed combined company were not made available to us. As such, our opinion does not include an analysis of the future performance of the aforementioned entities.

We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

The Company, like other companies and any business entities analyzed by Houlihan Lokey or which are otherwise involved in any manner in connection with this Opinion, could be materially affected by complications that may occur, or may be anticipated to occur, in computer-related
c/o: Mr. S. Howard Norton
Chairman of the Board of Directors
April 26, 1999                                                              B-3


applications as a result of the year change from 1999 to 2000
(the "Y2K Issue"). In accordance with long-standing practice and procedure, Houlihan Lokey's services are not designed to detect the likelihood and extent of the effect of the Y2K Issue, directly or indirectly, on the financial condition and/or operations of a business. Further, Houlihan Lokey has no responsibility with regard to the Company's efforts to make its systems, or any other systems (including its vendors and service providers), Year 2000 compliant on a timely basis. Accordingly, Houlihan Lokey shall not be responsible for any effect of the Y2K Issue on the matters set forth in this Opinion.

In accordance with recognized professional ethics, our fees for this service are not contingent upon the opinion expressed herein, and neither Houlihan Lokey Howard & Zukin Financial Advisors, Inc. nor any of its employees have a present or intended financial interest in the Company.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
-------------------------------------------------------------
/s/  HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                    LIMITING FACTORS AND OTHER ASSUMPTIONS


In accordance with recognized professional ethics, the professional fee for this service is not contingent upon Houlihan Lokey Howard & Zukin Financial Advisors, Inc.'s ("Houlihan Lokey") conclusion of value, and neither Houlihan Lokey nor any of its employees has a present or intended financial interest in the Company.

The opinion of value expressed herein is valid only for the stated purpose and dated of the letter.

The conclusions are based upon the assumption that present management would continue to maintain the character and integrity of the enterprise through any sale, reorganization, or diminution of the owners' participation.

This letter and the conclusions arrived at herein are for the exclusive use of the Company. Furthermore, the letter and conclusions are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusions reached herein represent the considered opinion of Houlihan Lokey based upon information furnished to it by the Company and other sources. The extent to which the conclusions and valuations arrived at herein should be relied upon, should be governed and weighted accordingly.

No opinion, counsel or interpretation is intended in matters that require legal or other appropriate professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

--------------------------------------------------------------------------------

                         NORTON DRILLING SERVICES, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Sherman H. Norton, Jr. and David
     W. Ridley, and each of them, with full power of substitution and resubstitution, to vote all shares of common stock of Norton Drilling Services, Inc. (the "Company") that the undersigned is entitled to vote at a Special Meeting of Stockholders to be held at The Lyon Room of the Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060, on the 26th day of July, 1999, at 10:00 a.m. local time, and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes or resubstitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

     1. APPROVAL OF THE MERGER: To consider and vote upon a proposal to approve and adopt a merger agreement among UTI Energy Corp. ("UTI"), NDS Acquisition Corp., a wholly-owned subsidiary of UTI ("Merger Sub"), the Company and the primary stockholders of the Company, and the merger of Merger Sub with and into the Company.

                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

        and in his discretion, upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

     ----------------------------------------------------------------------
           (CONTINUED AND TO BE DATED AND SIGNED ON THE OTHER SIDE.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

         Receipt of the Notice of Special Meeting and of the Proxy Statement annexed to the same, as well as the Annual Report on Form 10-K of the Company and the Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 of the Company, is hereby acknowledged.

                                    Dated  ------------------------------,  1999
                                              ------------------------------
                                               (Signature of Stockholder)
                                              ------------------------------
                                               (Signature of Stockholder)

                                              Your signature should appear
                                              the same as your name appears
                                              herein. If signing as
                                              attorney, executor,
                                              administrator, trustee or
                                              guardian, please indicate the
                                              capacity in which signing.
                                              When signing as joint
                                              tenants, all parties to the
                                              joint tenancy must sign. When
                                              the proxy is given by a
                                              corporation, it should be
                                              signed by an authorized
                                              officer.

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